UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
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UnitedHealth Group Incorporated

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Our Story
UnitedHealth Group is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone.
We have approximately 400,000 colleagues in two distinct and complementary businesses working to help build a modern, high-performing health system through improved access, affordability, outcomes and experiences. Through our five strategic growth priorities — value-based care, health benefits, health technology, health financial services and pharmacy services — we collaborate with a diverse array of stakeholders to make value-based care a reality for as many people as possible throughout the health system.
Optum combines clinical expertise, technology and data to empower people, partners and providers with the information, tools and assistance they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care.
We work with governments, employers and providers to care for more than 150 million individuals sharing a vision of a value-based system of care that provides compassionate and equitable care.
At UnitedHealth Group, our mission calls us, our values guide us and our diverse culture connects us as we seek to improve care for the people and communities we are privileged to serve.
We Are
Called by our mission:	Help people live healthier lives and help make the health system work better for everyone.
Committed to helping build a modern, high-performing health system by:	• Expanding access to care • Improving health care affordability • Enhancing the health care experience • Achieving better health outcomes
Focused on our strategic growth priorities:	• Value-Based Care • Health Benefits • Health Technology • Health Financial Services • Pharmacy Services
Powered by essential capabilities:	• Collaboration • Consumer Excellence • Modern Technology
Guided by our values:	• Integrity • Compassion • Inclusion • Relationships • Innovation • Performance

April 22, 2024
Dear Fellow Shareholders:

Building on our momentum, UnitedHealth Group remains dedicated in 2024 to serving more people with high-quality, affordable care to advance our mission of helping people live healthier lives and helping the health system work better for everyone. In so doing, we will continue to create long-standing, durable shareholder value for the decades ahead.
Our differentiated, long-term growth is rooted in two core ambitions: advancing value-based care and empowering health care consumers.
Accelerating the U.S. health system’s transition to a value-based model that aligns incentives across care providers, health plans and consumers can deliver the highest quality outcomes at the lowest cost. At the same time, we are working to become America’s leading consumer health care destination by building a more connected, coordinated and transparent health system. Our innovative health plan designs, modernized payment capabilities, and best-in-class digital and technology platforms position us to fundamentally change the way people engage with the health system.
This ambition is underpinned by our five strategic growth priorities.
•
Value-based care: Integrating in-clinic, in-home, behavioral and virtual care delivery capabilities designed to comprehensively serve more people with higher-quality outcomes at a lower cost.

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Health Benefits: Providing consumers with innovative plan designs that prioritize simplicity, affordability and better health outcomes.

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Health Technology: Using clinical data and intelligence to simplify administrative processes, support clinical decision-making, and improve transparency, efficiency and quality across the health system.

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Health Financial Services: Streamlining payment processes, driving speed, reliability and trust to provide greater convenience and transparency for consumers and care providers.

•
Pharmacy Services: Innovating across pharmaceutical care and service offerings to lower the cost of drugs while seamlessly integrating direct-to-consumer offerings with medical, pharmacy, behavioral and community health capabilities.

Informed by our deep clinical expertise, these strategies present opportunities for innovation and collaboration at Optum and UnitedHealthcare — and support our long term earnings per share growth rate objective.
Board updates
In 2023, UnitedHealth Group appointed Charlie Baker, former governor of Massachusetts, a prominent former health care executive and the current president of the National Collegiate Athletic Association. Having served as CEO of Harvard Pilgram Health Care and in multiple cabinet positions under two Massachusetts governors prior to being elected governor himself, he brings decades of health care policy, finance and leadership experience in both the public and private sectors. He serves on our Audit and Finance and Health and Clinical Practice Policies Committees.
With his appointment, our Board has 10 directors, providing a good balance of size, skills and backgrounds. UnitedHealth Group’s Board of Directors is 30% female and 30% racially/ethnically diverse and our average board tenure is approximately 7 years.
Change Healthcare update
When a malicious and unprecedented cyberattack against America’s health system and Change Healthcare caused disruptions earlier this year, we responded quickly, in collaboration with public and private partners, to restore our systems and services and ensure people could access the care they need. As of April 20, we advanced more than $6 billion in an ongoing effort to support care providers whose cash flows were disrupted by the cyberattack.
The incident underscores the need for greater cybersecurity vigilance, and it has reinforced our commitment to build a health system that is resilient, responsive and adaptable.

Our ongoing commitment to sustainability
We are committed to operating as a sustainable enterprise — socially, economically, environmentally and ethically. Sustainability — especially of the health system — is ingrained in our business strategy, as our products and services deliver intrinsic social value by helping to build a health system that is more affordable and accessible, and that delivers better outcomes for everyone.
Our sustainability commitments, policies and practices are overseen by the Board of Directors’ Governance Committee. Our Chief Sustainability Officer is responsible for developing a comprehensive strategy and long-term sustainability commitments in partnership with our businesses and leaders across UnitedHealth Group.
Shareholder meeting details
We cordially invite you to participate in our 2024 Annual Meeting of Shareholders to be held on Monday, June 3, 2024, at 11:00 a.m. Eastern Time. We will once again hold our meeting virtually.
Attached you will find a notice of meeting and proxy statement containing information about the items upon which you will be asked to vote and the meeting itself, including different methods you can use to vote your proxy, including by internet, telephone and mail. Every shareholder vote is important, and we encourage you to vote as promptly as possible. Instructions on how to participate in the Annual Meeting are included in the proxy statement.
On behalf of UnitedHealth Group’s Board and management team, we appreciate your continued trust and support.
Sincerely,

Andrew Witty Chief Executive Officer	Stephen Hemsley Chair of the Board

2024 Notice of Annual Meeting

Items of Business
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Proposal 1: Elect the ten nominees set forth in the attached proxy statement to the Company’s Board of Directors.

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Proposal 2: Conduct an advisory vote to approve the compensation paid to the Company’s named executive officers as disclosed in the attached proxy statement (Say-on-Pay) vote.

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Proposal 3: Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2024.

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Proposal 4: Consider the shareholder proposal set forth in the attached proxy statement, if properly presented at the Annual Meeting.

Items of business may also include transacting any other business that properly come before the Annual Meeting or any adjournments or postponements of the meeting. Proxy materials are first being mailed to our shareholders and made available at https://www.unitedhealthgroup.com/investors/annual-reports.html on or about April 22, 2024. Website addresses included throughout this proxy statement are for reference only. The information contained on our website is not incorporated by reference into this proxy statement.
Access to the Annual Meeting
The 2024 Annual Meeting will be held in virtual format only. If you plan to participate in the Annual Meeting, please see the “Questions and Answers About the Annual Meeting and Voting” section in the attached proxy statement. Shareholders will be able to participate in, vote and submit questions from any location.
Proxy Voting
Important. Even if you plan to participate in the Annual Meeting, we still encourage you to submit your proxy by internet, telephone or mail prior to the meeting. If you later choose to revoke your proxy or change your vote, you may do so by following the procedures under Question 12 of the “Questions and Answers About the Annual Meeting and Voting” section in the attached proxy statement.
Date June 3, 2024 11:00 a.m. Eastern Time
Location Our Annual Meeting can be accessed virtually at www.virtualshareholder meeting.com/UNH2024.
Record Date April 5, 2024

Only shareholders of record of the Company’s common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY VIA THE INTERNET ON JUNE 3, 2024.

The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at https://www.unitedhealth
group.com/investors/annual-
reports.html.

Proxy Summary

Business Results
UnitedHealth Group is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone.
We have approximately 400,000 colleagues in two distinct and complementary businesses working to help build a modern, high-performing health system through improved access, affordability, outcomes and experiences.
Optum combines clinical expertise, technology and data to empower people, partners and providers with the information, tools and assistance they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care.
Financial
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Revenues increased 15% to $371.6 billion in 2023 from $324.2 billion in 2022;

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Net earnings increased 11% year-over-year to $22.4 billion; operating earnings increased 14% year-over-year to $32.4 billion; and cash flow from operations increased 11% year-over-year to $29.1 billion in 2023;

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Fully diluted earnings per share increased 13% to $23.86 per share from $21.18 in 2022. Adjusted earnings per share1 increased 13% to $25.12 per share from $22.19 per share in 2022;

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Return on equity at 27.0% in 2023 compared with 27.2% in 2022;

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The annual cash dividend rate increased to $7.52 per share, representing a 14% increase over the annual cash dividend rate of $6.60 per share since the second quarter of 2022; and

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Total shareholder return was 123% for the five-year period ended 2023.

Awards and Recognition
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We were the top ranked company in the insurance and managed care sector on Fortune’s 2024 “World’s Most Admired Companies” list. This is the 14th consecutive year we have ranked No. 1 overall in the sector. The Company ranked No. 1 on all nine key attributes of reputation;

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We have been named to both the Dow Jones Sustainability World and North America Indices every year since 1999;

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We received a score of 100 on the Human Rights Campaign Foundation’s Corporate Equality Index 2023, earning the distinction of one of the “Best Places to Work for LGBTQ Equality”;

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In 2023, the Civic 50, a Points of Light initiative, recognized UnitedHealth Group as one of the 50 most community-minded organizations, UnitedHealth Group has received this honor every year since the initiative began in 2012;

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We were named to Forbes’ list of America’s 500 Best Large Employers for 2023;

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We were named one of Fortune’s Most Innovative Companies for 2023;

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The Business Group on Health honored UnitedHealth Group with a “Best Employers: Excellence in Health & Well-Being” award for 2023. The award recognizes companies for advancing employee well-being through innovative, inclusive benefits and initiatives;

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The Disability Equality Index® named the Company one of the best places to work for disability inclusion in 2023;

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We were ranked Top Ten in the nation on the 2023 Military Friendly® Employers list and we were also a Top Ten 2023 Military Spouse Friendly® Employer; and

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The United Health Foundation, our not-for-profit private foundation dedicated to improving health and health care, has been recognized as a Healthy People 2030 Champion by the Office of Disease Prevention and Health Promotion, within the U.S. Department of Health and Human Services.

1
Adjusted earnings per share is a non-GAAP financial measure. Refer to Appendix A in this proxy statement for a reconciliation of adjusted earnings per share to the most directly comparable GAAP measure.

2024 Proxy Statement | Proxy Summary	1

Corporate Governance
UnitedHealth Group is committed to meeting high standards of ethical behavior, corporate governance and business conduct. Our company, our Board of Directors (the Board) and our people are committed to the shared cultural values of integrity, compassion, inclusion, relationships, innovation and performance. Through our annual engagement program, we seek insights from shareholders and other stakeholders as we continue to evolve our governance practices.
Board Structure and Composition
Our directors are elected annually by a majority vote of our shareholders. Each nominee tenders an irrevocable offer to resign in case they do not receive a majority vote from shareholders at the annual meeting. We separate the positions of Chair of the Board and CEO. We have a Lead Independent Director, and eight of our ten director nominees are independent.
Public Company Board Service Limits
Our directors may serve on no more than three other public company boards and our CEO may serve on no more than one other public company board.
One Share, One Vote
The Company does not have a dual-class share structure. Each share of Company common stock is entitled to one vote.
Proxy Access
A shareholder or group of shareholders who have owned at least 3% of our common stock for at least three years, and who comply with specified procedural and disclosure requirements, may include in our proxy materials shareholder-nominated director candidates representing up to 20% of the Board.
Diverse, Experienced and Refreshed Board
Our Board has undergone substantial refreshment over the last several years. Of our ten current directors, five have been appointed since 2019, including the addition of Charlie Baker in October 2023.
Chief Executive Officer Succession Planning
Our succession plan, which is reviewed annually by our Board, addresses both an unexpected loss of our CEO and longer-term succession.
Sustainability Oversight
Our Board provides robust oversight over sustainability topics, as codified in our Board Committee charters.
Absence of Rights Plan
We do not have a shareholder rights plan, commonly referred to as a “poison pill”.
Shareholder Special Meeting and Written Consent Rights
Shareholders hold the right to call a special meeting and to act by written consent.
Prohibition on Short Sales, Hedging and Pledging Transactions in Company Securities
Our insider trading policy prohibits all directors, executive officers and employees from engaging in short sales and hedging transactions relating to our common stock. Additionally, our insider trading policy prohibits directors and executive officers from engaging in pledging transactions.
Stock Ownership Guidelines
All of our executive officers and directors complied with our stock ownership guidelines as of April 5, 2024.
Stock Retention Policy
We require executive officers to hold, for at least one year, one-third of the net shares acquired upon vesting or exercise of any stock compensation award. Our directors are required to hold all stock compensation awards granted until completion of service on the Board, or until they have met our stock ownership requirements.
Clawback Policies
We maintain a clawback policy for the recovery of erroneously awarded compensation in accordance with SEC and NYSE rules. Additionally, we have a clawback policy which entitles the Board to seek cash or stock compensation reimbursement from our senior executives if they are directly involved in fraud or misconduct causing a material restatement, material detrimental conduct or violate non-compete, non-solicit or confidentiality provisions.
Political Contributions Disclosure
We publicly disclose our political contributions and public advocacy efforts and the contributions of our federal and state political action committees.

See the “Corporate Governance” portion of this proxy statement for further information on our governance practices.

2024 Proxy Statement | Proxy Summary	2

Executive Compensation
Our executive compensation program uses a mix of base salary, annual cash incentives, stock compensation awards and broad-based benefits to attract and retain highly qualified executives and maintain a strong alignment between executive pay and Company performance. Information regarding our named executive officers’ compensation in 2023 is described in the “Executive Compensation” section. Shareholders expressed strong support for our executive compensation program at our 2023 Annual Meeting of Shareholders, with 96% of the votes cast in favor of our Say-on-Pay proposal.
Voting Matters and Vote Recommendations
Items of Business		Board’s Recommendation	Details
1	Election of Ten Directors	FOR	Page 4
2	Advisory Approval of Executive Compensation	FOR	Page 66
3	Ratification of Independent Registered Public Accounting Firm	FOR	Page 70
4	Shareholder Proposal Requiring a Political Contributions Congruency Report	AGAINST	Page 71

2024 Proxy Statement | Proxy Summary	3

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Board of Directors

PROPOSAL 1: Election of Directors
Our Board of Directors has nominated ten directors for election at the 2024 Annual Meeting to hold office until the next annual meeting and the election of their successors. All nominees are currently directors and have agreed to be named in this proxy statement and to serve if elected.
In accordance with our Principles of Governance, each nominee has also tendered an irrevocable offer to resign as a director, which will become effective if the director fails to receive a majority vote for election at the Annual Meeting and our Board accepts the director’s offer to resign. Please see the “Corporate Governance” section of this proxy statement for additional details on this policy. All nominees are expected to attend the 2024 Annual Meeting. All then-current directors attended the 2023 Annual Meeting. We ask for your voting support for each of the director nominees at our 2024 Annual Meeting.
2024 Director Nominees
The following is a brief biographical description of each director nominee. A matrix listing the skills and areas of expertise held by each director and which, in part, led the Board to conclude each respective director should continue to serve as a member of the Board, is included on page 9.
The Board of Directors recommends you vote FOR the election of each of the nominees. Executed proxies will be voted FOR the election of each nominee unless you specify otherwise.
Director	Age	Primary Occupation	Director Since
Charles Baker	67	President, National Collegiate Athletic Association	2023
Timothy Flynn	67	Former Chair, KPMG International	2017
Paul Garcia	71	Retired Chair and CEO, Global Payments, Inc.	2021
Kristen Gil	52	Former Vice President and Business Finance Officer, Alphabet, Inc.	2022
Stephen Hemsley	71	Chair, UnitedHealth Group	2000
Michele Hooper	72	President and CEO, The Directors’ Council	2007
F. William McNabb III	67	Former Chairman and CEO, The Vanguard Group, Inc.	2018
Valerie Montgomery Rice, M.D.	62	President and CEO, Morehouse School of Medicine	2017
John Noseworthy, M.D.	72	Former CEO and President, Mayo Clinic	2019
Andrew Witty	59	CEO, UnitedHealth Group	2021
2024 Proxy Statement | Proposal 1: Election of Directors | 2024 Director Nominees	4

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Charles Baker
Charles Baker is President of the National Collegiate Athletic Association, a nonprofit organization dedicated to the well-being and success of college athletes, and has served in that role since March 1, 2023. He was the Governor of the Commonwealth of Massachusetts from January 8, 2015 to January 2, 2023. Prior to his tenure as Governor, Charlie had a distinguished career in business, non-profit, and government administration. Immediately preceding his role as Governor, he served as Executive in Residence at General Catalyst Partners, where he served as an advisor to a variety of companies. Earlier in his career, Charlie also served as CEO of Harvard Pilgrim Health Care, a health benefits provider.	Director since: 2023 Age: 67 Committees: Audit and Finance Health and Clinical Practice Policies Current Outside Public Directorships: None
Timothy Flynn
Timothy Flynn was Chairman of KPMG International (KPMG), a global professional services organization that provides audit, tax and advisory services, from 2007 until his retirement in 2011. From 2005 until 2010, he served as Chairman and from 2005 to 2008 as CEO of KPMG LLP in the U.S., the largest individual member firm of KPMG. Prior to serving as Chairman and CEO of KPMG LLP, Tim was Vice Chairman, Audit and Risk Advisory Services, with operating responsibility for Audit, Risk Advisory and Financial Advisory Services practices at KPMG LLP. He previously served as a trustee of the Financial Accounting Standards Board, a member of the World Economic Forum’s International Business Council, and as a director of Alcoa and the International Integrated Reporting Council.
Director since: 2017
Age: 67
Committees:
Compensation and Human
Resources (Chair)
Governance
Current Outside Public
Directorships:
JPMorgan Chase & Co.
(Retiring from the board on May 20, 2024)
Walmart Inc.

Paul Garcia
Paul Garcia is the retired Chairman and Chief Executive Officer of Global Payments Inc., a publicly traded, leading provider of electronic payment processing services, and served in that capacity from 1999 to 2014. Prior to his role at Global Payments, Paul served as President & CEO of NaBanco, an electronic credit card processor, from 1982 to 1995. He served on the board of directors of Global Payments Inc. and MasterCard International and, in the past five years, as a director of The Dun & Bradstreet Corporation, West Corporation, Truist Financial Corporation and Payment Alliance International, Inc.	Director since: 2021 Age: 71 Committees: Audit and Finance Current Outside Public Directorships: Deluxe Corp. Repay Holdings Corp.
2024 Proxy Statement | 2024 Director Nominees	5

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Kristen Gil
Kristen Gil served as Vice President, Business Finance Officer at Alphabet, Inc. until January 2024. She held numerous senior positions at Alphabet since joining the company in 2007, including in business operations, strategy, and finance for Google Search, Maps, Research & AI, and Sustainability. Prior to joining Alphabet in 2007, Kristen worked at Marketron International and McKinsey & Company. Kristen formerly served on the board of directors of Proofpoint, a cybersecurity company.	Director since: 2022 Age: 52 Committees: Audit and Finance Current Outside Public Directorships: None
Stephen Hemsley
Stephen Hemsley is non-executive Chair of the Board of UnitedHealth Group and has served in this capacity since November 2019. Steve previously served as Executive Chair of the Board from September 2017 to November 2019, Chief Executive Officer from November 2006 to August 2017, President from May 1999 to November 2014, and Chief Operating Officer from November 1998 to November 2006. He joined the Company in 1997 and has been a member of the Board of Directors since 2000. Steve is a director of Cargill, Inc.	Director since: 2000 Age: 71 Committees: None Current Outside Public Directorships: None
Michele Hooper
Michele Hooper is Lead Independent Director of the Board of Directors of UnitedHealth Group and has served in this capacity since October 2021. Michele is President and CEO of The Directors’ Council, a private company she co-founded in 2003 that works with corporate boards to increase their independence, effectiveness and diversity. She was President and CEO of Voyager Expanded Learning, a developer and provider of learning programs and teacher training for public schools, from 1999 until 2000. She previously served as President and CEO of Stadtlander Drug Company, Inc., a provider of disease-specific pharmaceutical care, from 1998 until its acquisition in 1999. Michele is a nationally recognized corporate governance expert. In the past five years, Michele was also a director of PPG Industries, Inc.	Director since: 2007 Age: 72 Committees: None Current Outside Public Directorships: United Airlines Holdings, Inc.
F. William McNabb III
F. William McNabb served as Chairman of The Vanguard Group, Inc. from 2010 until his retirement in 2018 and served as CEO from 2008 to 2017. He joined Vanguard in 1986. In 2010, he became Chairman of the Board of Directors and the Board of Trustees of the Vanguard group of investment companies. Earlier in his career, Bill led each of Vanguard’s client facing business divisions. Bill served as the Chairman of the Investment Company Institute’s Board of Governors from 2013 to 2016. He serves on the Wharton Leadership Advisory Board and the Columbia Law School’s Millstein Center Advisory Board. Bill is a board member of CECP: The CEO Force for Good.	Director since: 2018 Age: 67 Committees: Audit and Finance (Chair) Governance Current Outside Public Directorships: International Business Machines Corp.
2024 Proxy Statement | 2024 Director Nominees	6

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Valerie Montgomery Rice, M.D.
Valerie Montgomery Rice is President and Chief Executive Officer of the Morehouse School of Medicine, a medical school in Atlanta, Georgia. She has been President since 2014 and Chief Executive Officer since 2021. She was Dean of the Morehouse School of Medicine from 2011 to 2021 and Executive Vice President from 2011 to 2014. She was Dean of the School of Medicine and Senior Vice President of Health Affairs at Meharry Medical College from March 2006 to June 2009, and director of the Center for Women’s Health Research from 2005 to 2011. Valerie also served previously as a Council Member of the National Institute of Health and National Center for Advancing Translational Science, and on the National Institute of Health’s Minority Health and Health Disparities and Office of Research on Women’s Health advisory councils, and the Association of American Medical Colleges Council of Deans administrative board. Valerie is a member of the National Academy of Medicine and a renowned infertility specialist and women’s health researcher.	Director since: 2017 Age: 62 Committees: Health and Clinical Practice Policies (Chair) Compensation and Human Resources Current Outside Public Directorships: 23andMe Holding Co.
John Noseworthy, M.D.
John Noseworthy was the former Chief Executive Officer and President of Mayo Clinic until his retirement in December 2018. John joined Mayo Clinic in 1990 and served in various capacities, including as Chairman of Mayo Clinic’s internal Board of Governors, member of the Board of Trustees, Professor of Neurology at Mayo Clinic College of Medicine & Science, Chair of Mayo’s Department of Neurology, medical director of the Department of Development and Vice Chair of the Mayo Clinic Rochester Executive Board. John also served as editor-in-chief of Neurology, the official journal of the American Academy of Neurology, from 2007 to 2009. John was a Health Governor of the World Economic Forum from 2012 to 2018 and, in the past five years, also served as a director of Merck & Co.	Director since: 2019 Age: 71 Committees: Compensation and Human Resources Health and Clinical Practice Policies Governance (Chair) Current Outside Public Directorships: None
Andrew Witty
Andrew Witty has been Chief Executive Officer of UnitedHealth Group since February 2021. He was President of UnitedHealth Group from November 2019 to February 2021, Chief Executive Officer of Optum from July 2018 to April 2021, and a UnitedHealth Group director from August 2017 to March 2018. Prior to joining UnitedHealth Group, he was Chief Executive Officer and a board member of GlaxoSmithKline, a global pharmaceutical company, from 2008 to April 2017.	Director since: 2021 Age: 59 Committees: None Current Outside Public Directorships: None
2024 Proxy Statement | 2024 Director Nominees	7

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Director Nomination Process
Criteria for Nomination to the Board
Our Board’s Governance Committee assesses the optimal skills and experiences the Board should have to align it with our Company’s long-term strategic plan and the interests of our shareholders and stakeholders.
The skills matrix has two sections — the core skills and experiences every member of the Board should have and the background attributes the Board has collectively. This core director criteria includes:
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Independence under the Company’s Standards for Director Independence, subject to waiver by the Governance Committee and New York Stock Exchange (NYSE) corporate governance rules (other than the CEO and Chair of the Board);

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Service on no more than three other public company boards; with our Chief Executive Officer limited to no more than one other public company board;

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High integrity and ethical standards;

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Standing and reputation in the individual director’s field;

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Ability to oversee risks within the individual director’s particular skill set;

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Understanding of and experience with complex public companies or like organizations; and

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Ability to work collegially and collaboratively with other directors and management.

Each of our independent director nominees has satisfied all the core director criteria.
All director nominees were elected by our shareholders at the 2023 Annual Meeting except Charlie Baker, who was appointed unanimously by the Board in October 2023. With respect to that appointment, the Governance Committee considered a number of potential candidates and Charlie emerged as the finalist due to his overall skill set and experience.
2024 Proxy Statement | Director Nomination Process	8

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Optimal Mix of Skills, Expertise and Background Information of Director Nominees
The matrix provides the optimal skills and experience the Board as a whole should have. The following table displays these skills and areas of expertise of each nominee, along with background attributes for each director.
Director Nominees	Baker	Flynn	Garcia	Gil	Hemsley	Hooper	McNabb III	Montgomery Rice, M.D.	Noseworthy, M.D.	Witty
Skills & Expertise
Corporate Governance	●	●	●		●	●	●		●	●
Finance	●	●	●	●	●	●	●			●
Health Care Industry	●				●	●		●	●	●
Direct Consumer Markets		●	●	●			●		●	●
Social Media / Marketing	●			●			●		●	●
Diversity			●	●		●		●
Large Complex Organizations	●	●	●	●	●	●	●	●	●	●
Technology / Business Processes	●	●	●	●	●	●	●		●	●
Clinical Practice								●	●
Political / Health Care Policy / Regulatory	●	●			●	●	●	●	●	●
Capital Markets	●	●	●		●		●			●
Background
Male	●	●	●		●		●		●	●
Female				●		●		●
African American or Black						●		●
Hispanic or Latinx			●
White	●	●	●	●	●		●		●	●
Two or More Races or Ethnicities			●
2024 Proxy Statement | Director Nomination Process	9

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Tenure of Director Nominees
Our Governance Committee strives to maintain a balance of tenure on the Board. Long-serving directors bring valuable experience with our Company and familiarity with the successes and challenges the enterprise has faced over the years, while newer directors contribute fresh perspectives.
Board Diversity
UnitedHealth Group embraces and encourages a culture of diversity and inclusion. Valuing diversity makes good business sense and helps to ensure our future success. Our Board does not establish specific goals with respect to diversity but the Board’s diversity is a consideration in the director nomination process and is assessed annually when the Board evaluates its overall effectiveness. We are committed to actively seeking director candidates from underrepresented communities. We currently have two female directors in Board leadership roles. The Governance Committee maintains an active recruiting pipeline of potential director candidates based upon skills identified in our skills matrix and includes diverse candidates.

2024 Proxy Statement | Director Nomination Process	10

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Recent Changes in Board Membership
2019	2020	2021	2022	2023
Additions
John Noseworthy, M.D.		Andrew Witty(1) Paul Garcia	Kristen Gil	Charles Baker
Departures
	William Ballard, Jr.	David Wichmann Glenn Renwick	Richard Burke Gail Wilensky, Ph.D.

(1)
Andrew first joined the Board as an independent director in August 2017, stepped down in March 2018 to serve as CEO of Optum and rejoined the Board in connection with his appointment as the Company’s CEO in February 2021.

For this year’s election, the Board has nominated ten individuals. All are incumbent directors who collectively bring tremendous diversity to the Board in their professional experience, perspectives, skills and background, as well as diversity of nationality, race and gender. Each nominee is a strategic thinker and has varying, specialized experience in the areas relevant to the Company and its businesses. Moreover, their collective experience covers a wide range of industries, including health care and clinical practice, insurance, consumer products, technology, capital markets and financial services, and roles in academia, corporate governance, government and intergovernmental organizations.
The ten director nominees range in age from 52 to 72, three of the ten director nominees are women, two are African American, one is Hispanic, one is a citizen of Canada and one is a citizen of the United Kingdom.
Search Process for New Directors
The Governance Committee screens and recommends candidates for nomination by the full Board and maintains an active director candidate pipeline, which reflects our continuing commitment to diversity in life, cultural and business experience among director nominees. The Governance Committee will also consider recommendations submitted by shareholders for director candidates. Recommendations should be directed to the Corporate Secretary.
Prior to the appointment of any new independent director, the Governance Committee considers a wide slate of potential candidates, including qualified women and diverse candidates from underrepresented communities. We also engage an independent search firm to identify and evaluate potential candidates. Each eventual nominee was selected due to his or her overall skills and experience.
Nominating Advisory Committee
The Board of Directors formed the Nominating Advisory Committee in 2006 to provide the Governance Committee with additional input from shareholders and others regarding desirable characteristics of director candidates and the composition of the Board of Directors. The key features of the skills matrix are also discussed with members of our
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Nominating Advisory Committee and their feedback is considered by the Governance Committee when it updates the skills matrix. The Governance Committee considers, but is not bound by, input provided by the Nominating Advisory Committee. According to the committee description, the Nominating Advisory Committee is expected to include approximately five individuals who are or represent a shareholder of the Company who holds a significant number of shares or who are representatives of the medical community. Members of the Nominating Advisory Committee do not receive any compensation from the Company for serving on the Nominating Advisory Committee. The Nominating Advisory Committee met once in 2023. A description of the Nominating Advisory Committee, including a description of how the members of the Nominating Advisory Committee are nominated and selected, can be found on our website at https://www.unitedhealthgroup.com/people-and-businesses/standards.html.
Shareholder Director Candidates for Inclusion in our Proxy Statement (Proxy Access)
Our Bylaws provide a shareholder or group of shareholders (of up to 20) who have owned at least 3% of our common stock for at least three years the ability to include in our proxy statement shareholder-nominated director candidates for up to 20% of the Board. To be eligible to use this right, the shareholder(s) and the candidate(s) must satisfy the requirements specified in our Bylaws. Our Bylaws are available at https://www.unitedhealthgroup.com/people-and-businesses/standards.html. For the 2025 Annual Meeting, director nominations submitted under these Bylaw provisions must be received at our principal executive offices, directed to the Corporate Secretary, no earlier than November 23, 2024 and no later than December 23, 2024.
Shareholder Nominations of Director Candidates at an Annual Meeting
Our shareholders may also nominate candidates for election to the Board at our annual meeting of shareholders, instead of including the director candidate in our proxy statement, by submitting timely written notice to the Corporate Secretary in accordance with our Bylaws. The notice must include the information required by our Bylaws, which are available at https://www.unitedhealthgroup.com/people-and-businesses/standards.html. For the 2025 Annual Meeting, this notice must be received at our principal executive offices, directed to the Corporate Secretary, no earlier than February 3, 2025 and no later than March 5, 2025.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules adopted by the Securities and Exchange Commission (SEC), shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 of the
Securities Exchange Act of 1934, as amended (Exchange Act).
Board Leadership Structure
Our Board of Directors believes having independent Board leadership is an important component of our governance structure because independent leadership is vital in considering the needs of our business and long-term interests of our shareholders objectively. As such, our Bylaws require the Company to have either an independent Chair of the Board or a Lead Independent Director. In October 2021, Michele Hooper was appointed Lead Independent Director. The Board believes that Ms. Hooper’s extensive board experience and expertise in corporate governance qualifies her to provide robust independent oversight of the Board’s governance.
Our Board separates the positions of CEO and Chair of the Board. The Board believes this separation is appropriate for the Company at this time because it allows for a division of responsibilities, sharing of ideas between individuals having different perspectives and to maintain appropriate checks and balances. The Board considered numerous factors in making this decision, including the Company’s strategy and prevailing governance practices. The Board evaluates its structure on an ongoing basis.
Our Principles of Governance outline the specific duties of the Lead Independent Director, including:
•
serving as the principal liaison between the independent directors and the Chair of the Board;

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•
presiding at all meetings of the Board at which the Chair of the Board is not present and at executive sessions of the Board’s independent directors;

•
calling meetings of the independent directors as appropriate and, in coordination with the Chair of the Board, all members of the Board;

•
facilitating discussion and open dialogue among the independent directors during Board meetings, executive sessions and outside of Board meetings;

•
serving as an ex officio member of each Board committee of which the Lead Independent Director is not a member and working with the Board Committee Chairs on the performance of their designated roles and responsibilities;

•
working with the Chair of the Board to approve the agendas and meeting schedules for Board meetings;

•
working with the Chair of the Board on the appropriateness (including quality and quantity) and timeliness of information provided to the Board;

•
meeting individually with the Chair of the Board after each regularly scheduled Board meeting;

•
coordinating the preparation of agendas and materials for executive sessions of the Board’s Independent Directors, if any;

•
assisting the Chair of the Governance Committee in reviewing and reporting on the results of the Board and committee performance self-evaluations;

•
communicating to the Chair of the Board any decisions reached, suggestions, views or concerns expressed by Independent Directors in executive sessions or outside of Board meetings;

•
meeting periodically with individual independent directors to discuss Board and committee performance, effectiveness and composition; and

•
where appropriate, supporting the Company in interactions with shareholders and regulators in consultation with the Chief Executive Officer and Chair of the Board; and interviewing, along with the Chair of the Governance Committee, all Board candidates and making director candidate recommendations to the Governance Committee.

Director Independence
Our Board of Directors has adopted the Company’s Standards for Director Independence, which are available at https://www.unitedhealthgroup.com/people-and-businesses/standards.html. The Standards for Director Independence align with the independence standards set by the NYSE.
Our Board of Directors has determined director nominees Charles Baker, Timothy Flynn, Paul Garcia, Kristen Gil, Michele Hooper, F. William McNabb III, Valerie Montgomery Rice, M.D., and John Noseworthy, M.D., are each independent under the NYSE rules and the Company’s Standards for Director Independence and have no material relationships with the Company that would prevent the directors from being considered independent.
To determine independence, and following the Company’s Standards for Director Independence, the Board of Directors considered, among other factors, the business relationships between the Company and our directors and nominees, their immediate family members (as defined by the NYSE) and their affiliated companies. The Board of Directors considered whether any director or any nominee was a director, partner, significant shareholder or executive officer of an organization that has a relationship with the Company, and also considered charitable contributions the Company or its affiliates made to organizations with which such directors or nominees are or have been associated. In particular, the Board of Directors evaluated the following relationships and determined such relationships were in the normal course of business and did not impair the directors’ ability to exercise independent judgment:
•
Valerie Montgomery Rice is President and Chief Executive Officer of Morehouse School of Medicine. Morehouse School of Medicine paid the Company approximately $550,906 for claims software, equipment, maintenance

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licenses and subscriptions in 2023. The Company paid Morehouse School of Medicine approximately $1,000,000 for services as a network care provider in 2023. Total amounts paid by the Company to Morehouse School of Medicine during 2023 were substantially less than 1% of Morehouse School of Medicine’s total revenues for 2023. Valerie was not directly involved in these relationships.
Board Committees
The Board of Directors has established four standing committees as listed in the table below. These committees help the Board fulfill its responsibilities and assist the Board in making informed decisions. Each committee operates under a written charter and evaluates its charter and committee performance annually.
The following table identifies the members of each committee as of April 5, 2024:
Director	Audit and Finance	Compensation and Human Resources	Governance	Health and Clinical Practice Policies
Charles Baker	✓ FE			✓
Timothy Flynn		C	✓
Paul Garcia	✓ FE
Kristen Gil	✓ FE
Stephen Hemsley
Michele Hooper*
F. William McNabb III	C FE		✓
Valerie Montgomery Rice, M.D.		✓		C
John Noseworthy, M.D.		✓	C	✓
Andrew Witty
✓	Member	FE	Financial Expert	C	Chair

*
Michele Hooper is our Lead Independent Director and an ex-officio member of all Board committees. As an ex-officio member, Michele has a standing invitation to attend each committee meeting but does not count for quorum purposes or vote on committee matters.

Audit and Finance Committee	Meetings Held in 2023: 10

Committee Members:
F. William McNabb III (Chair), Charles Baker, Paul Garcia and Kristen Gil
Primary Responsibilities:
The Audit and Finance Committee has responsibility for the selection and retention of the independent registered public accounting firm and oversees financial reporting, internal controls and public disclosure. The Audit and Finance Committee reviews and assesses the effectiveness of the Company’s policies, procedures and resource commitments in the areas of compliance, ethics, privacy and cybersecurity. Additionally, the Audit and Finance Committee has oversight of the Company’s artificial intelligence framework, including oversight of the Company’s governance mechanisms to monitor, identify, and mitigate potential risks associated with the deployment of artificial intelligence. The Audit and Finance Committee also oversees management’s processes to identify and quantify material risks facing the Company, management’s investing and financing policies and practices, sustainability investment criteria, and assurance of sustainability disclosures. The Audit and Finance Committee establishes procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters. The Audit and Finance Committee operates as a direct line of communication between the Board of Directors and our independent registered public accounting firm, as well as our internal audit, compliance and legal personnel.

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Audit and Finance Committee	Meetings Held in 2023: 10

Independence:
Each of the Audit and Finance Committee members is an independent director under the NYSE listing standards. The Board of Directors has determined Bill McNabb, Charlie Baker, Paul Garcia and Kristen Gil are audit committee financial experts as defined by the SEC rules.

Compensation and Human Resources Committee	Meetings Held in 2023: 7

Committee Members:
Timothy Flynn (Chair), Valerie Montgomery Rice, M.D. and John Noseworthy, M.D.
Primary Responsibilities:
The Compensation and Human Resources Committee is responsible for overseeing (i) our policies and practices related to total compensation for executive officers, (ii) the administration of our incentive and stock compensation based plans, (iii) the risk associated with our compensation practices and plans, and (iv) human capital management, including diversity, equity and inclusion initiatives. The Compensation and Human Resources Committee establishes employment arrangements with our CEO and other executive officers, conducts an annual performance review of the CEO, and reviews and monitors director compensation programs and the Company’s stock ownership guidelines.
Independence:
Each of the Compensation and Human Resources Committee members is an independent director under the NYSE listing standards, and a non-employee director under the SEC rules.

Governance Committee	Meetings Held in 2023: 4

Committee Members:
John Noseworthy, M.D. (Chair), Timothy Flynn and F. William McNabb III
Primary Responsibilities:
The Governance Committee’s duties include (i) identifying and nominating individuals to be proposed as nominees for election as directors at each annual meeting of shareholders or to fill Board vacancies, (ii) conducting the Board evaluation process, (iii) evaluating the categorical standards which the Board of Directors uses to determine director independence, (iv) providing oversight over sustainability policies and practices, including identifying key sustainability topics and how the Board and its committees provide oversight of sustainability areas, (v) monitoring and evaluating corporate governance practices, and (vi) reviewing and recommending changes to the Company’s Political Contributions Policy, reviewing political contributions at least semi-annually, monitoring the Company’s advocacy lobbying processes and activities, including key trade associations and coalition memberships, and overseeing the Company’s public policy and government relations activities and external relations functions and activities. The Governance Committee also oversees Board processes and corporate governance related risk.

Independence: Each of the Governance Committee members is an independent director under the NYSE listing standards.
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Health and Clinical Practice Policies Committee	Meetings Held in 2023: 4

Committee Members:
Valerie Montgomery Rice, M.D. (Chair), Charles Baker and John Noseworthy, M.D.
Primary Responsibilities:
The Health and Clinical Practice Policies Committee is responsible for assisting the Board of Directors in fulfilling its responsibilities relating to (i) oversight of management’s initiatives to improve health care affordability, clinical care and patient safety, enhance health care experience, achieve better outcomes, advance health equity and reduce disparities, (ii) policy oversight, including the identification, evaluation and monitoring of the implementation of legislative, regulatory and policy issues, both domestic and international, that affect or could affect the Company’s business reputation, business activities and performance, and ensuring consistency of policies and positions with the Company’s public policy priorities, and (iii) overseeing the responsible and ethical application of artificial intelligence in support of modernizing and improving the health care system.
Independence:
Each of the Health and Clinical Practice Policies Committee members is an independent director under the NYSE listing standards.

Board Meetings and Annual Meeting Attendance
Directors are required to attend at least 75% of Board meetings and their respective committee meetings, and the Annual Meeting of Shareholders. All nominees are expected to attend the 2024 Annual Meeting. During 2023, the Board of Directors held 10 meetings. All current directors attended at least 75% of the meetings, including 97% of all regularly scheduled meetings. All then current directors attended last year’s annual meeting.
Annual Board and Committee Evaluations
The Governance Committee oversees the Board and Committee evaluation process. In addition, the Chair of the Board and the Lead Independent Director meet regularly with individual directors to discuss Board and Committee performance, effectiveness and composition.
Evaluation Format	Evaluation Elements	Review Feedback	Respond to Director Input
The Board uses a written evaluation, supplemented by facilitated interviews conducted by an independent consultant every third year. The 2023 Board and Committee evaluations were done in writing.
Each director completes a written evaluation annually and is interviewed every third year by an independent consultant who also reviews feedback and provides a report in the other years. Topics for both written evaluations and interviews include Board and Committee performance; Board and Committee operations, structure, and performance; oversight of business strategy, results and operations; succession planning and talent development; and agenda topics for future meetings.

The feedback received from the interviews is compiled anonymously and reviewed and discussed by the Board and each Committee in executive sessions at their meetings held in the first quarter of each year and, as appropriate, addressed with management.

The Board and each Committee consider the results and ways in which the Board and Committee processes and effectiveness may be enhanced, and changes to the Board’s and each Committee’s practices and agenda topics are implemented as appropriate. The Board monitors proposed actions to assure that agreed upon improvements are implemented and effective.

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As part of director feedback received through the annual evaluation process, the Board continues to place a focus on Board and executive leadership succession and development, engaging with management on achievement of the Company’s long-term strategies and direction, executive leadership, sustainability, diversity, equity and inclusion, and risk management topics.
Communication with the Board of Directors
The Board of Directors values the input and insights of our shareholders and other interested parties and believes effective communication strengthens the Board’s role as an active, informed and engaged fiduciary. The Board has adopted a Board of Directors Communication Policy to facilitate communication between shareholders and other interested parties and the Board. Under this policy, the Board has designated the Company’s Corporate Secretary as its agent to receive and review communications. The Corporate Secretary will not forward to the directors communications received which are of a personal nature or not related to the duties and responsibilities of the Board, including, without limitation, mass mailings, business solicitations, routine customer service complaints, new product or service suggestions and opinion surveys.
Appropriate matters to raise in communications to the Board include Board composition; Board and CEO succession planning process; executive compensation; uses of capital; and general Board oversight, including sustainability, human capital management, corporate governance, accounting, internal controls, auditing and other related matters.
The policy, including information on how to contact the Board of Directors, may be found in the corporate governance section of our website, https://www.unitedhealthgroup.com/people-and-businesses/standards.html.
Director Compensation
We compensate our non-employee directors fairly and competitively for work required for a company of our size, complexity and scope and to align their interests with the long-term interests of our shareholders. Director compensation reflects our desire to attract, retain and benefit from the expertise of highly qualified people with backgrounds and experience relevant to our business and those we serve. The Compensation and Human Resources Committee annually reviews the compensation of our non-employee directors and makes recommendations to the Board of Directors. In August 2023, the Compensation and Human Resources Committee, with the advice of its independent compensation consultant, undertook a review of the structure, philosophy and overall mix of the director compensation program as compared to the Company’s compensation peer group and also the five large publicly traded managed care, health care and services companies included in the peer group. The Compensation and Human Resources Committee recommended no changes to director compensation.
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The following table highlights the material elements of our director compensation program:
Compensation Element	Compensation Value ($)
Annual Cash Retainer	125,000
Annual Chair of the Board Cash Retainer	220,000
Annual Audit and Finance Committee Chair Cash Retainer	32,500
Annual Compensation and Human Resources Committee Chair Cash Retainer	25,000
Annual Governance Committee Chair Cash Retainer	25,000
Annual Health and Clinical Practice Policies Committee Chair Cash Retainer	25,000
Annual Lead Independent Director Cash Retainer	75,000
Annual Stock Compensation Award	225,000 aggregate fair value in deferred stock units
Stock Compensation Conversion Program	At the director’s election, cash compensation may be converted into DSUs, or if the director has met the stock ownership guidelines, into common stock
Cash Compensation
Cash retainers are payable on a quarterly basis in arrears on the first business day following the end of each fiscal quarter and are subject to pro rata adjustment if the director did not serve the entire quarter. Directors may elect to receive deferred stock units (DSUs) or common stock (if the director has met the stock ownership guidelines) in lieu of their cash compensation or may defer receipt of their cash compensation to a later date pursuant to the Directors’ Compensation Deferral Plan (Director Deferral Plan). The cash retainers are in consideration of general service and responsibilities and required meeting preparation.
Stock-Based Compensation
Non-employee directors receive annual grants of DSUs under the 2020 Stock Incentive Plan having an aggregate fair value of $225,000. The grants are issued quarterly in arrears on the first business day following the end of each fiscal quarter and prorated if the director did not serve the entire quarter. The number of DSUs granted is determined by dividing $56,250 (the quarterly value of the annual stock compensation award) by the closing price of our common stock on the grant date, rounded up to the nearest share. The grants are in consideration of general service and responsibilities and required meeting preparation and serve to align the interests of our directors with those of our shareholders.
The DSUs immediately vest upon grant and must be retained until completion of the director’s service on the Board or until they have met our stock ownership requirements. Upon completion of service, the DSUs convert into an equal number of shares of the Company’s common stock. A director may defer receipt of the shares for up to ten years after completion of service pursuant to the Director Deferral Plan. Non-employee directors who have met their stock ownership requirements may elect to receive common stock in lieu of DSUs and/or in-service distributions on pre-selected dates.
If directors elect to convert their cash compensation into common stock or DSUs, such conversion grants are made on the day the eligible cash compensation becomes payable to the director. The director receives the number of shares of common stock or DSUs, as applicable, equal to the cash compensation foregone, divided by the closing price of our common stock on the date of grant, rounded up to the nearest share. The DSUs immediately vest upon grant. Directors may only elect to receive common stock if they have met the stock ownership guidelines.
The Company pays dividend equivalents in the form of additional DSUs on all outstanding DSUs. Dividend equivalents are paid at the same rate and at the same time that dividends are paid to Company shareholders and are subject to the same vesting conditions as the underlying grant.
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Stock Ownership and Retention Guidelines
Under our stock ownership guidelines, we require non-employee directors to own shares of the Company’s common stock (excluding stock options, but including vested DSUs and vested restricted stock units) having a fair market value equal to five times the directors’ annual base cash retainer. Non-employee directors must comply with the stock ownership guidelines within five years of their appointment to the Board. All of our non-employee directors have met the stock ownership requirements or have served as a director for fewer than five years. Our directors are required to hold all DSU awards granted until completion of service on the Board or until they have met our stock ownership requirements.
Director Deferral Plan
Under the Director Deferral Plan, subject to compliance with applicable laws, non-employee directors may elect annually to defer receipt of all or a percentage of their compensation. Amounts deferred are credited to a bookkeeping account maintained for each director participant that uses a predetermined collection of unaffiliated mutual funds as measuring investments. The Director Deferral Plan does not provide for matching contributions by the Company.
Other Compensation
We reimburse directors for any reasonable out-of-pocket expenses incurred in connection with service as a director. We also provide health care coverage to directors if the director is not eligible for subsidized coverage under another group health care benefit program. Health care coverage is provided on the same terms and conditions as current employees. Upon retirement from the Board, directors may continue to obtain health care coverage under benefit continuation coverage, and after the lapse of such coverage, under the Company’s post-employment medical plan.
The Company maintains a program through which it will match up to $15,000 of charitable donations made by each director for each calendar year. The directors do not receive any financial benefit from this program because the charitable income tax deductions accrue solely to the Company. Donations under the program may not be made to family trusts, partnerships or similar organizations.
Our corporate aircraft use policy generally prohibits personal use of corporate aircraft by any independent director. Because there is no incremental cost to the Company, we permit on occasion a director’s family member to accompany the director on a business flight on Company aircraft provided a seat is available.
The following table provides information for the year ended December 31, 2023, relating to compensation paid to or accrued by us on behalf of our non-employee directors who served in this capacity during 2023.
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2023 Director Compensation Table
Name(1)	Fees Earned or Paid in Cash ($)(2)(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Charles Baker	—	59,327	—	59,327
Timothy Flynn	—	376,050	24,112	400,162
Paul Garcia	—	351,800	15,000	366,800
Kristen Gil	—	351,800	—	351,800
Stephen Hemsley	—	571,168	24,180	595,348
Michele Hooper	200,000	225,961	15,558	441,519
F. William McNabb III	—	383,639	9,244	392,883
Valerie Montgomery Rice, M.D.	—	376,050	15,000	391,050
John Noseworthy, M.D.	—	376,050	15,000	391,050

(1)
Charlie was appointed as a member of the Board on October 30, 2023.

(2)
Directors converted some or all of cash compensation payable to such director into DSUs as follows:

Name	Amount of Cash ($)	Deferred Stock Units (#)
Charles Baker	21,574	40
Timothy Flynn	150,628	298
Stephen Hemsley	345,722	684
F. William McNabb III	158,732	314
Valerie Montgomery Rice, M.D.	50,618	95
John Noseworthy, M.D.	150,628	298

(3)
Directors converted some or all of cash compensation payable to such director into shares of common stock as follows:

Name	Amount of Cash ($)	Shares of Stock (#)
Paul Garcia	125,000	249
Kristen Gil	125,000	249
Valerie Montgomery Rice, MD	100,000	204

(4)
The amounts reported: (a) include the value of DSUs issued upon conversion of annual cash retainers as described in footnote 2 above; (b) include the value of shares issued upon conversion of annual cash retainers as described in footnote 3 above; and (c) reflect the aggregate grant date fair value of the stock awards granted on January 3, April 3, July 3 and October 3, 2023 computed in accordance with FASB ASC Topic 718, based on the closing price of our common stock on the grant date. For a description of the assumptions used in computing the aggregate grant date fair value, see Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

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As of December 31, 2023, our non-employee directors held outstanding DSU awards as follows:
Name	Deferred Stock Units
Charles Baker	110
Timothy Flynn	8,040
Paul Garcia	940
Kristen Gil	496
Stephen Hemsley	6,040
Michele Hooper	35,393
F. William McNabb III	6,162
Valerie Montgomery Rice, M.D.	4,838
John Noseworthy, M.D.	4,746

(5)
In 2023, the Company matched charitable contributions made by the following directors to charitable organizations selected by the directors pursuant to the Company’s Board Matching Program: $15,000 for Tim, Paul, Steve, Michele, Valerie, and John. In 2023, the Company also paid $9,112, $9,180, $9,244, and $558 in health care premiums on behalf of Tim, Steve, Bill, and Michele, respectively.

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Corporate Governance

Overview
We are committed to high standards of corporate governance and ethical business conduct. Important documents reflecting this commitment are listed below.
Corporate Governance Documents
• Certificate of Incorporation	• Code of Conduct: Our Principles of Ethics & Integrity
• Bylaws	• Related-Person Transactions Approval Policy
• Principles of Governance	• Board of Directors Communication Policy
• Board of Directors Committee Charters	• Political Contributions Policy
• Standards for Director Independence	• Corporate Environmental Policy
• Director Conflict of Interest Policy	• Nominating Advisory Committee Description
You can access these documents at https://www.unitedhealthgroup.com/people-and-businesses/standards.html to learn more about our corporate governance practices. We will also provide copies of these documents without charge upon written request to the Company’s Corporate Secretary.
Commitment to Effective Corporate Governance
Board Accountability to Shareholders
Annual Election	All directors stand for election by majority vote annually
Proxy Access	Proxy access with market terms
Majority Voting Standard/Irrevocable Offer to Resign	Majority voting in uncontested director elections; directors tender an irrevocable offer to resign if they do not receive majority vote and the Board will accept such offer to resign absent a compelling reason
Special Meeting / Written Consent Rights	Shareholders have the rights to call a special meeting and act by written consent
No Poison Pill	No shareholder rights plan (commonly referred to as a poison pill)
Removal of Directors	Any director may be removed at any time, with or without cause, by a majority of shareholders
Shareholder Voting Rights in Proportion to Economic Interests
One Share, One Vote	No dual class structure; each share of common stock is entitled to one vote
No Supermajority Requirements	No supermajority shareholder approval requirements
Board Responsiveness to Shareholders / Proactive Understanding of Shareholder Perspectives
Shareholder Engagement Process	Management and Board members met with key shareholders as part of our shareholder outreach program

Shareholder engagement topics included Board composition, leadership and refreshment, executive compensation program, diversity, equity and inclusion, sustainability, climate change, cybersecurity, artificial intelligence, human capital and other environmental, social and governance topics

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Strong Independent, Board Leadership Structure
Board Leadership	Separate CEO and Chair of the Board. All directors other than the Chair and the CEO are independent
Lead Independent Director	Lead Independent Director with clearly defined and robust duties
Annual Review	Board considers appropriateness of its leadership structure at least annually
Committee Membership	Independent Committee Chairs with clear charters and oversight mandates
Disclosure	Proxy discloses why Board believes current leadership structure is appropriate
Adopt Structures and Practices Enhancing Board Effectiveness
Independence	80% of our Board members are independent
Diversity	30% of our director nominees are ethnically diverse, 30% are women and 20% are African American; two female directors hold Board leadership roles
Board and Committee Evaluations	Annual Board and Committee evaluation conducted by independent consultant and led by the Chair of Governance Committee
Board Succession Planning	Active Board succession plan; five Board members added since 2019
Attendance	Directors attended 97% of combined total Board and applicable committee meetings in 2023 and all then-current directors attended the 2023 Annual Meeting
Director Time Commitment Policy	Independent directors may serve on no more than three other public company boards and our CEO may serve on no more than one other public company board. All directors have been evaluated and comply with this policy
Director Education	Board members are expected to receive relevant continuing governance education each year. Education topics included cybersecurity, risk oversight, corporate governance, succession planning and financial oversight
Executive Sessions	Directors routinely meet in executive sessions without management present
Conflicts of Interest	To avoid potential conflicts of interest, a director is required to seek approval of the Governance Committee if the director or his/her immediately family member proposes to engage in a transaction or activity in the health care field
Disclosure	Full disclosure of corporate governance policies and practices
Sustainability Oversight	Board oversight over sustainability strategy as codified in Board Committee charters; Company appointed Chief Sustainability Officer
Align Management Incentive Structures with Long-Term Strategy
Say-on-Pay Results	Executive Compensation program received 96% shareholder support in our 2023 Say-on-Pay vote
Annual Review of Compensation Program	Compensation and Human Resources Committee annually reviews and approves incentive program design, goals and objectives for alignment with compensation and business strategies
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Align Management Incentive Structures with Long-Term Strategy
Incentive Programs Linked to Strategy	Annual and long-term incentive programs are designed to reward financial and operational performance that furthers short and long-term strategic objectives
Non-Financial Performance Goals	A portion of our annual incentive award is dependent upon the achievement of goals of customer, provider and employee satisfaction, which are viewed to be important to achieving long-term success for the Company
Clawback Policies	Clawback policy entitling the Board to seek cash or stock compensation reimbursement from our senior executives if they are directly involved in fraud or misconduct causing a material restatement, material detrimental conduct or violate non-compete, non-solicit or confidentiality provisions. An additional clawback policy adopted in 2023 that complies with new SEC and NYSE rules
Code of Conduct: Our Principles of Ethics & Integrity
The Company’s Code of Conduct (Code), adopted by the UnitedHealth Group Board of Directors, sets expectations for ethical conduct across our company, including but not limited to, integrity, accountability, fair competition and fair dealing, privacy and information security, our assets and the environment, government interactions, communications and marketing and a safe and supportive work environment. The Code also describes the process to report potential misconduct, whistleblower protections, non-retaliation policies and the repercussions for violation of the Code (including termination and possible legal action). The Code is available on the Company’s website.
Any waiver of the Code for the Company’s executive officers, senior financial officers or directors may be made only by the Board or a committee of the Board. We will publish any amendments to the Code, as well as any waivers of the Code for an executive officer or director, on our website. Our entire global workforce, including applicable contractors and part-time employees, receives periodic training on our Code and other ethical standards.
Compliance and Ethics
We strongly and broadly encourage and train employees to raise ethics and compliance concerns, including concerns about accounting, internal controls, auditing, legal, regulatory or other policy matters. We offer several channels for employees and third parties to report ethics and compliance concerns or incidents, including by telephone or online. We prohibit retaliation against anyone who in good faith raises concerns or questions regarding ethics and compliance matters, reports suspected violations or cooperates in an investigation. We educate all employees regarding how they may report possible ethics or compliance issues and their affirmative responsibility to report possible issues.
Shareholder Engagement
Our shareholder engagement program is focused on developing and maintaining relationships with our shareholders so we can better understand their perspectives and priorities. The feedback received from these engagements helps shape our practices. Our broad outreach and engagement with shareholders include in-person meetings, calls, and written correspondence throughout the year with a more robust engagement schedule ahead of the annual meeting of the shareholders. Among other topics, key shareholder engagement topics have included Board composition and oversight, leadership and refreshment, executive compensation program, diversity, equity and inclusion, sustainability, climate change, cybersecurity, artificial intelligence, human capital and other environmental, social and governance topics. We have taken actions responsive to shareholder feedback in these areas.
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Risk Oversight
Enterprise-Wide Risk Oversight
Our Board oversees management’s enterprise-wide risk management activities and ensuring that risk matters are appropriately brought to the Board and/or its committees for review. Risk management activities include assessing and taking actions necessary to manage risk incurred in connection with the long-term strategic direction and operation of our business. Our enterprise-wide risk management program has a strong partnership with senior business leaders, who actively drive key risk identification and estimates. We maintain robust internal processes to identify key short-term, intermediate, and long-term risks and document underlying risk drivers, focusing management’s risk assessment and mitigation activities against those drivers. Risk drivers are evaluated based on their immediacy, the industry to which they are specific and the nature of the risk. Both the Principles of Governance and the Board’s leadership structure facilitate our Board’s oversight of risk and communication with management regarding these activities.
Each director on our Board is required to have risk oversight ability for each skill and attribute the director possesses as reflected in the collective skills section of our director skills matrix described on page 9. Each of our Board’s committees is responsible for oversight of risk management practices for categories of risks relevant to their functions. Specifically, our Board uses its committees to assist in its risk oversight function as follows:
•
The Audit and Finance Committee oversees management’s internal controls and compliance activities. The Audit and Finance Committee also oversees management’s processes to identify and quantify material risks facing the Company, including risks disclosed in the Company’s Annual Report on Form 10-K. The enterprise risk management function assists the Company in identifying and assessing the Company’s material risks. The Company’s General Auditor, who reports to the Audit and Finance Committee, assists the Company in evaluating risk management controls and methodologies. The Audit and Finance Committee receives periodic reports on the enterprise risk management function and the Company’s cybersecurity efforts and meets periodically with management to review the Company’s significant risks and the steps management has taken to monitor, control or mitigate such risks. The Audit and Finance Committee has oversight of the Company’s artificial intelligence framework, including oversight of the Company’s governance mechanisms to monitor, identify, and mitigate potential risks associated with the deployment of artificial intelligence. The Audit and Finance Committee also oversees our compliance activities and receives periodic reports from our Chief Compliance Officer. In connection with its risk oversight role, the Audit and Finance Committee regularly meets privately with representatives from the Company’s independent registered public accounting firm and the Company’s Chief Financial Officer, Chief Accounting Officer, General Auditor and Chief Legal Officer. The Audit and Finance Committee also reviews and discusses with the Company’s senior management our Forms 10-K and 10-Q, including their evaluation of the Company’s disclosure controls and procedures and internal controls;

•
The Compensation and Human Resources Committee oversees risks associated with our compensation policies, practices and plans and human capital management practices;

•
The Governance Committee oversees Board processes and corporate governance-related risk, public policy, government relations and external relations activities, community and charitable activities and overall strategy on sustainability policies and practices; and

•
The Health and Clinical Practice Policies Committee oversees (i) management’s initiatives to improve health care affordability, clinical care and safety, enhance the health care experience, achieve better health outcomes, advance health equity and reduce disparities, (ii) in cooperation with management, the identification, evaluation and monitoring of the implementation of legislative, regulatory and policy issues, both domestic and international, that affect or could affect the Company’s business reputation, business activities and performance, and (iii) the responsible and ethical application of artificial intelligence in support of modernizing and improving the health care system.

Our Board oversees the work of its various committees by receiving regular reports from the Committee Chairs regarding their work. In addition, discussions about the Company’s culture, strategic plan, consolidated and segment business results, capital structure, merger and acquisition-related activities and other business discussed with the Board include
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a discussion of the risks associated with the particular item under consideration. Our Board and Board committees also have authority to retain independent advisers. Our Board’s and committee’s respective processes for managing cybersecurity risk oversight, artificial intelligence oversight, quality and patient safety oversight and incentive compensation risk are set forth below.
Cybersecurity Risk Oversight
We manage cybersecurity and data protection through a continuously evolving framework. The framework allows us to identify, assess and mitigate the risks we face, and assists us in establishing policies and safeguards to protect our systems and the information of those we serve.
The Audit and Finance Committee of the Board has oversight of our cybersecurity program and is responsible for reviewing and assessing the Company’s cybersecurity and data protection policies, procedures and resource commitment, including key risk areas and mitigation strategies. As part of this process, the Audit and Finance Committee receives regular updates from management on critical issues related to our information security risks, cybersecurity strategy, supplier risk and business continuity capabilities.
The Company’s framework includes an incident management and response program that continuously monitors the Company’s information systems for vulnerabilities, threats and incidents; manages and takes action to contain incidents that occur; remediates vulnerabilities; and communicates the details of threats and incidents to management. Pursuant to the Company’s incident response plan, incidents are reported to the Audit and Finance Committee, appropriate government agencies and other authorities, as deemed necessary or appropriate, considering the actual or potential impact, significance and scope.
To ensure that our program is designed and operating effectively, our infrastructure and information systems are audited periodically by internal and external auditors. We have obtained various certifications from industry-recognized certifying organizations as a result of certain external audits. We also perform regular vulnerability assessments and penetration tests to improve system security and address emerging security threats. Our internal audit team independently assesses security controls against our enterprise policies to evaluate compliance and leverages a combination of auditing and security frameworks to evaluate how leading practices are applied throughout our enterprise. Audit results and remediation progress are reported to and monitored by senior management and the Audit and Finance Committee. We also periodically partner with industry-leading cybersecurity firms to assess our cybersecurity program. These assessments complement our other assessment work by evaluating our cybersecurity program as a whole.
In February 2024, we detected that cybercrime threat actors had gained access to certain systems of the Company’s Change Healthcare subsidiary. The Audit and Finance Committee will continue to review this incident, including root cause, lessons learned and corrective action to enhance cybersecurity protections, along with the full Board.
Artificial Intelligence Risk Oversight
The use of artificial intelligence and machine learning continues to evolve within the health care industry. Our approach to the responsible use of AI is centered around a comprehensive governance structure to help ensure solutions are designed and used fairly, ethically and safely.
Our Board plays a critical role in overseeing our use of artificial intelligence. In 2023, the Board amended the charters of our Audit and Finance Committee and the Health and Clinical Practice Policies Committee to expressly bring the oversight of AI governance and use under their respective purviews. The Audit and Finance Committee has oversight of our AI framework, including oversight of our governance mechanisms to monitor, identify and mitigate potential risks associated with the deployment of AI. The Audit and Finance Committee also reviews reports on privacy and data security matters (including, as appropriate, those relating to AI systems or products). These reports include updates on our privacy program, risk management, and relevant legislative, regulatory, and technical developments. The Health and Clinical Practice Policies Committee oversees the responsible and ethical application of AI in support of modernizing and improving the health care system.
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The complementary roles of these Board Committees help to ensure that the Board has oversight over all critical aspects of our development, governance, deployment and use of AI solutions.
At an operational level, the Company’s Responsible Use of AI program is governed by the following:
•
The Machine Review Learning Board performs a risk-based review, confirms that appropriate and acceptable bias testing has been performed and that any identified issues are addressed appropriately. It is also the forum in which the Company evaluates the potential consequences of an AI model on key stakeholders, such as patients, members, providers, and employees.

•
The Internal Executive Advisory Council supports the overall alignment of the Responsible Use of AI Program with our mission and enables cross-functional perspectives and expertise from across the enterprise to be represented.

•
The External Executive Advisory Board contributes AI expertise and healthcare community perspectives to ensure our policies and practices with respect to AI align with industry standards.

For more information on the Company’s Responsible Use of Artificial Intelligence Program, see the upcoming 2023 Sustainability Report.
Board Oversight of Quality and Patient Safety
Our Board provides oversight of our clinical quality and patient safety (QPS) efforts. Specifically, our Health and Clinical Practice Policies Committee receives regular updates on clinical quality and patient safety trends, as well as our initiatives to mitigate risk and continuously enhance the quality of health care we provide. In light of the Company’s commitment to delivering high-quality care, the Board and management have regularly discussed the Company’s dedication of significant resources to promote an enterprise-wide culture of quality and patient safety, identify potential risks in advance and to reinforce systems of accountability for managing clinical quality and patient safety.
In further support of our QPS program, we have formed an enterprise QPS council, including accountable quality leaders and chief medical officers from each business segment, allowing us to establish, review and monitor QPS performance and priorities across business lines consistently and quickly. The council facilitates connectivity for QPS between businesses and supports rapid transfer of learnings and best practices.
Our Health and Clinical Practice Policies Committee also oversees management’s efforts to drive a culture of quality and safety, build knowledgeable internal champions of psychological safety, develop manager and staff training to support consistency in response to events and drive continuous improvement of measures of patient, consumer, and employee experience.
Incentive Compensation Risk Assessment
Our Compensation and Human Resources Committee requested management to conduct an annual risk assessment of the Company’s enterprise-wide compensation programs. The risk assessment reviewed both cash incentive compensation plans and individual cash incentive awards paid in 2023 for the presence of potential design elements that could motivate employees to incur excessive risk. The review included the ratio and level of incentive to fixed compensation, the amount of manager discretion, the level of compensation expense relative to the business units’ revenues, and the presence of other design features which serve to mitigate excessive risk-taking, such as the Company’s clawback policies, stock ownership and retention guidelines, multiple performance measures and similar features.
After considering the results of the risk assessment, management concluded the level of risk associated with the Company’s enterprise-wide compensation programs is not reasonably likely to have a material adverse effect on the Company. The results of the risk assessment were reviewed with the Compensation and Human Resources Committee at its February 2024 meeting. Please see “Compensation Discussion and Analysis” for a discussion of compensation design elements intended to mitigate excessive risk-taking by our executive officers.
The Compensation and Human Resources Committee also receives an annual report on the Company’s compliance with its stock compensation award program controls.
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Alignment of Our Sustainability Priorities with Our Long-Term Strategy
What Sustainability Means to Us
Sustainability serves as our foundation for strategic long-term growth, embedded in our businesses and intrinsically linked to our mission to help people live healthier lives and help make the health system work better for everyone. We believe our success is based on creating enduring, long-term value for both our shareholders and society at large.
We are dedicated to earning the opportunity to serve more people and drive shareholder and societal value by focusing on the following key topics determined through broad stakeholder engagement and approval from our senior leaders and Board.
Helping to Create a Modern, High-Performing Health System

•
Helping people live healthier lives: We are accelerating the transition to value-based care that delivers better health outcomes at a lower overall cost.

•
Helping the health system work better for everyone: We are focused on enhancing the consumer experience through transparent pricing, choice, and simplicity.

•
Advancing health equity: By focusing on data, organizational strategy, programmatic response and community partnerships, our work to advance health equity is rooted in our mission, embedded in our enterprise strategy and connected to the growth of our business.

Our 2024 Sustainability Report will include the racial and ethnic disparities identified among our Medicare Advantage customers. We will engage stakeholders to identify the measures that we will include in our reporting, and subsequent Sustainability Reports will include reporting on the multi-year impacts of targeted interventions. We will also consider expanding the reporting on racial and ethnic disparities to the rest of the business streams, as soon as practicable.

Healthy Environment

•
Committing to the Science Based Targets initiative (SBTi) Net-Zero Standard.

•
Leading a coordinated health care sector effort to reduce the carbon footprint of the U.S. health system.

•
Reducing our paper usage and advocating for the reduction of paper across the health system to the greatest extent possible over the coming years.

•
Diverting waste from landfills and ensuring efficient use of water.

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Our People and Culture

•
Advancing a diverse, equitable and inclusive environment where all team members feel welcomed, valued and heard in order to reach their full potential.

•
Improving employee health and well-being by making it easier for all team members to pursue better health.

•
Developing and growing our talent with our employee-centered culture, transparency and mobility, and a comprehensive approach to talent stewardship aligned to our business strategy.

•
Building healthier communities by combining our knowledge, experience, and passion to support the communities where we live and work through employee giving and volunteering.

Responsible Business Practices

•
Maintaining strong and effective corporate governance to drive sustained shareholder value and respond to the interests of our shareholders.

•
Adhering to our values through compliance and ethics principles that guide our behavior and help us remain a trusted partner.

•
Maintaining data privacy and enhancing cybersecurity, recognizing our obligation to build and maintain the trust and confidence of our stakeholders and customers and ensuring we can protect the information of all those we serve.

•
Utilizing machine learning and artificial intelligence to ensure technology is developed, deployed and monitored ethically and responsibly and is aligned with our mission.

•
Partnering with suppliers to maximize value in our supply chain to help ensure we buy the right goods and services from the right suppliers for the right price, in a timely manner.

•
Committing to supplier diversity by developing a supplier base that reflects the communities and customers we are privileged to serve.

Our 2022 Sustainability Report, available at 2022-sustainability-report.pdf (unitedhealthgroup.com), summarizes the steps the Company is taking to build a health system that works better for everyone through the organization’s environmental, social and governance efforts. We also attached our EEO-1 report as an exhibit to the Sustainability Report. We have mapped our disclosures to the Sustainability Accounting Standards Board (SASB) standards.
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Sustainability Governance
We have a longstanding commitment to sustainability supported by our Board and senior leaders. The following shows the hierarchy and outlines roles and responsibilities of our sustainability governance model.
Board of Directors
Governance Committee	Audit and Finance Committee	Health and Clinical Practice Policies Committee	Compensation and Human Resources Committee
Oversight: Sustainability policies and practices, climate change initiatives and corporate citizenship.	Oversight: Sustainability investment criteria and disclosures.	Oversight: Initiatives to improve health care access, affordability, quality and equity.	Oversight: Human capital strategies; diversity, equity and inclusion.
CEO and Executive Team
Decision-making body for sustainability priorities, policies and practices. Monitors performance against goals.
Chief Sustainability Officer
Oversees sustainability initiatives and performance.
Sustainability Steering Committee
Advises on sustainability strategy and overall enterprise objectives.
Sustainability Team and Sustainability Working Groups
Supports day-to-day sustainability agenda in partnership with businesses.
Business Partners and Functions
Partners to implement sustainability priorities.
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Executive Compensation

Executive Summary
Overview
Our compensation program is designed to attract and retain highly qualified executives and to maintain a strong link between pay and the achievement of enterprise-wide goals. We emphasize and reward teamwork and collaboration among executive officers, which we believe fosters Company growth and performance, optimizes the use of enterprise-wide capabilities, drives efficiencies and integrates products and services for the benefit of our customers and other stakeholders.
In determining 2023 executive compensation, the Compensation and Human Resources Committee considered the Company’s strong growth, operating performance and financial results, all of which were achieved in an uncertain environment, as well as individual executive performance. Some of our key business results and awards and recognition included:
Financial
•
Revenues increased 15% to $371.6 billion in 2023 from $324.2 billion in 2022;

•
Net earnings increased 11% year-over-year to $22.4 billion; operating earnings increased 14% year-over-year to $32.4 billion; and cash flow from operations increased 11% year-over-year to $29.1 billion in 2023;

•
Fully diluted earnings per share increased 13% to $23.86 per share from $21.18 in 2022. Adjusted earnings per share2 increased 13% to $25.12 per share from $22.19 per share in 2022;

•
Return on equity at 27.0% in 2023 compared with 27.2% in 2022;

•
The annual cash dividend rate increased to $7.52 per share, representing a 14% increase over the annual cash dividend rate of $6.60 per share since the second quarter of 2022; and

•
Total shareholder return was 123% for the five-year period ended 2023.

Awards and Recognition
•
We were the top ranked company in the insurance and managed care sector on Fortune’s 2024 “World’s Most Admired Companies” list. This is the 14th consecutive year we have ranked No. 1 overall in the sector. The Company ranked No. 1 on all nine key attributes of reputation;

•
We have been named to both the Dow Jones Sustainability World and North America Indices every year since 1999;

•
We received a score of 100 on the Human Rights Campaign Foundation’s Corporate Equality Index 2023, earning the distinction of one of the “Best Places to Work for LGBTQ Equality”;

•
In 2023, the Civic 50, a Points of Light initiative, recognized UnitedHealth Group as one of the 50 most community-minded organizations, UnitedHealth Group has received this honor every year since the initiative began in 2012;

•
We were named to Forbes’ list of America’s 500 Best Large Employers for 2023;

•
We were named one of Fortune’s Most Innovative Companies for 2023;

2
Adjusted earnings per share is a non-GAAP financial measure. Refer to Appendix A in this proxy statement for a reconciliation of adjusted earnings per share to the most directly comparable GAAP measure.

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•
The Business Group on Health honored UnitedHealth Group with a “Best Employers: Excellence in Health & Well-Being” award for 2023. The award recognizes companies for advancing employee well-being through innovative, inclusive benefits and initiatives;

•
The Disability Equality Index® named the Company one of the best places to work for disability inclusion in 2023;

•
We were ranked Top Ten in the nation on the 2023 Military Friendly® Employers list and we were also a Top Ten 2023 Military Spouse Friendly® Employer; and

•
The United Health Foundation, our not-for-profit private foundation dedicated to improving health and health care, has been recognized as a Healthy People 2030 Champion by the Office of Disease Prevention and Health Promotion, within the U.S. Department of Health and Human Services.

The Compensation and Human Resources Committee believes total compensation for the executive officers listed in the 2023 Summary Compensation Table (the named executive officers or NEOs) should be heavily weighted toward long-term performance-based compensation and long-term incentive compensation. In 2023, long-term compensation represented approximately (i) 82% of the total target compensation granted to our CEO and (ii) 76% of the total target compensation granted to our other NEOs in aggregate, as reflected in the charts below. The elements of compensation for our CEO and other NEOs have not changed since 2020.
*
Performance shares represented 50% of the long-term incentives granted in 2023 to our named executive officers. The value shown for our CEO suggests a lower percentage relative to other long-term incentives because of rounding to the nearest whole percentage point.

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Strong Oversight and Pay Practices
We endeavor to maintain strong governance standards in the oversight of our executive compensation programs, including the following policies and practices in effect during 2023:
What We Do
•
Have a Compensation and Human Resources Committee consisting entirely of independent Board members.

•
Deliver more than 90% of compensation to our executive officer as annual and long-term incentives, of which 50% of the long-term incentives is in the form of performance-based stock compensation awards.

•
Use performance-based compensation arrangements, including performance-based stock compensation awards, which use a balanced set of performance measures (including human capital measures), with different metrics used for annual and long-term incentive plans.

•
Have double-trigger accelerated vesting of stock compensation awards, requiring both a change in control and a qualifying employment termination, which is our only change in control consideration.

•
Have a policy setting forth that we will not provide cash severance exceeding 2.99x the sum of base salary and bonus to executive officers.

•
Provide that all long-term incentive awards are denominated and settled in stock.

•
Have clawback policies for the recovery of erroneously awarded compensation in accordance with SEC and NYSE rules and an additional compensation clawback policy that entitles our Board to seek cash or stock compensation reimbursement from our senior executives if they are directly involved in fraud or misconduct causing a material restatement, material detrimental conduct and a senior executive’s violation of non-compete, non-solicit or confidentiality provisions.

•
Have a stock retention policy that generally requires executive officers to hold, for at least one year, one-third of the net shares acquired upon vesting or exercise of any stock compensation award.

•
Each of our executive officers and directors complied with our stock ownership guidelines as of April 5, 2024.

•
Conduct an annual advisory shareholder vote to approve the Company’s executive compensation.

•
Provide for the direct retention by the Compensation and Human Resources Committee of its independent compensation consultant, Pay Governance, who performs no other consulting or other services for the Company.

What We Don’t Do
•
No excise tax gross-ups and limited executive-only perquisites.

•
No repricing of stock options and stock appreciation rights or cash buyouts without shareholder approval.

•
No discounted stock options or stock appreciation right awards.

•
No reload of stock options.

•
No hedging and pledging transactions by directors and executive officers.

•
Neither stock options nor unvested performance shares count towards executive stock ownership guidelines.

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Performance Graph
The following performance graph compares the cumulative five-year total return to shareholders on our common stock relative to the cumulative total returns of the S&P Health Care Index, the Dow Jones US Industrial Average Index and the S&P 500 Index for the five-year period ended December 31, 2023. The comparisons assume the investment of $100 on December 31, 2018 in our common stock and in each index, and the reinvestment of dividends when paid.
	12/2018 ($)	12/2019 ($)	12/2020 ($)	12/2021 ($)	12/2022 ($)	12/2023 ($)
UnitedHealth Group	100.00	119.99	145.43	211.18	225.85	227.65
S&P Health Care Index	100.00	120.82	137.07	172.89	169.51	172.99
Dow Jones US Industrial Average	100.00	125.34	137.53	166.34	154.92	180.00
S&P 500 Index	100.00	131.49	155.68	200.37	164.08	207.21
The stock price performance included in this graphic is not necessarily indicative of future stock price performance. The preceding stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference and shall not otherwise be deemed filed under such Acts.
Our market capitalization has declined 2% over the one year period, and has grown 47% and 103% over the three-year and five-year periods, respectively, for the period ended December 31, 2023.
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Compensation Discussion and Analysis
The following table sets forth the Company’s compensation program and philosophy, core principles that reinforce our philosophy and process for determining compensation.

Program Philosophy
and Objectives
•
Align the economic interests of our executive officers with those of our shareholders.

•
Reward performance that advances our mission of helping people live healthier lives and helping make the health system work better for everyone.

•
Reward performance that emphasizes teamwork and close collaboration among executive officers while also recognizing individual performance.

•
Reward performance that supports the Company’s values.

•
Foster an entrepreneurial spirit with innovative thinking and action that leverages the ingenuity of our employees.

•
Attract and retain highly qualified executives.

Compensation Program Principles
•
Pay-for-performance. A large majority of our executive officers’ total compensation is at risk and only earned based on achievement of enterprise-wide goals.

•
Enhance the long-term value of the business. Our executive pay system is weighted toward long-term compensation to promote long-term shareholder value creation and avoid excessive risk-taking.

•
Reward long-term growth and focus management on sustained success and shareholder value creation. Compensation of our executive officers is heavily weighted toward stock compensation, and we require significant stock ownership and share retention by our management team. This encourages sustained performance and positive shareholder returns.

•
Provide standard benefits. We provide standard employee benefits and have limited executive-only benefits or perquisites.

Determination of Compensation
•
The Compensation and Human Resources Committee oversees the Company’s risks, policies, and philosophy related to total compensation for executive officers.

•
The Compensation and Human Resources Committee reviews and approves the compensation for the named executive officers based on its own evaluation, input from the Chair of the Board, our CEO (for all executive officers except himself), internal pay equity considerations, the tenure, role, and performance of each named executive officer, input from its independent consultant and market data.

Respective Roles of Management and the Compensation and Human Resources Committee
The Compensation and Human Resources Committee oversees the Company’s risks, policies and philosophy related to total compensation for executive officers. Management recommends appropriate enterprise-wide financial and non-financial performance goals for use in incentive compensation. The Compensation and Human Resources Committee reviews and approves the compensation for the named executive officers based on its own evaluation, input from the Chair of the Board, our CEO (for all executive officers except himself), internal pay equity considerations, the tenure, role and performance of each named executive officer, input from its independent consultant and market data.
The Compensation and Human Resources Committee’s Use of an Independent Compensation Consultant
The Compensation and Human Resources Committee retains an independent compensation consultant, Jon Weinstein of Pay Governance, to advise the Compensation and Human Resources Committee on executive and director compensation matters, assess total compensation program levels and program elements for executive officers and
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evaluate competitive compensation trends. Pay Governance does not provide any other services to the Company and does not perform any work for management. The Compensation and Human Resources Committee has assessed the independence of Jon Weinstein and of Pay Governance, specifically considering, in accordance with SEC rules, whether Jon Weinstein and Pay Governance had any relationships with the Company, our officers or our Board members that would impair their independence. Based on this evaluation, the Compensation and Human Resources Committee concluded Jon Weinstein and Pay Governance are independent and their work for the Compensation and Human Resources Committee does not raise any conflict of interest.
Peer Group
This section summarizes the processes followed by the Compensation and Human Resources Committee to select competitive compensation benchmark data and how the Compensation and Human Resources Committee uses these data.
At the request of the Compensation and Human Resources Committee, Pay Governance conducts an annual review of the Company’s compensation peer group. This review ensures the peer group companies remain appropriate from a business and talent perspective. This occurs at the second quarter Compensation and Human Resources Committee meeting, because recent financial and compensation data are available at this time.
The Compensation and Human Resources Committee uses the following screening methodology, which formulates a peer group focused on the characteristics and industries most relevant to the Company:
•
The 50 largest U.S. companies by revenue.

•
Apply an industry screen that selects companies in sectors most relevant to the Company within this large company group:

– Managed Healthcare	– Pharma/Life Sciences	– Technology
– Healthcare	– Financial Services

•
Include the Company’s 5 largest managed care competitors, even if they do not all meet the screening criteria.

This screening process resulted in the 20 companies set forth below.
Alphabet Inc. (GOOGL)	Cigna Corporation (CI)	JPMorgan Chase & Co. (JPM)
Amazon.com, Inc. (AMZN)	Citigroup Inc. (C)	McKesson Corporation (MCK)
Apple Inc. (AAPL)	CVS Health Corporation (CVS)	Microsoft Corporation (MSFT)
Bank of America Corporation (BAC)	Elevance Health Inc. (ELV)	Pfizer (PFE)
Cardinal Health, Inc. (CAH)	Humana Inc. (HUM)	Walgreens Boots Alliance, Inc. (WBA)
Cencora, Inc. (COR)	International Business Machines (IBM)	Wells Fargo & Company (WFC)
Centene Corporation (CNC)	Johnson & Johnson (JNJ)
Once the process is concluded and peer group companies are selected, the Compensation and Human Resources Committee generally uses the market data as follows:
•
At the fourth quarter Compensation and Human Resources Committee meeting, Pay Governance presents an annual review of the market competitiveness of the Company’s executive compensation levels for the Company’s executive officers. The review compares the compensation opportunities provided to the Company’s executive officers to peer group companies on a position-by-position basis and on an aggregate basis.

•
At the first quarter Compensation and Human Resources Committee meeting, the Compensation and Human Resources Committee determines pay opportunities for each officer using the market competitiveness assessment from the previous fourth quarter as a reference point.

•
In addition, the Compensation and Human Resources Committee takes into consideration the individual officer’s tenure in such position, Company performance against previously established performance goals, each officer’s

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individual performance, internal stock compensation, the CEO’s recommendations and other relevant business performance that may not be adequately captured by the Company and individual officer goals.
Competitive Positioning
The Compensation and Human Resources Committee believes total compensation for the named executive officers should be heavily weighted toward long-term performance-based compensation such as performance shares and stock options, but it does not target a specific mix of annual and long-term compensation or cash and stock compensation. The Company is also distinctive in terms of the diversity and complexity of its businesses, which include health care benefits spanning both private and public payors, health care delivery, pharmacy services and health technology. The limited pool of executives with the ability to address the wide range of regulatory and policy issues presented by the different businesses is another factor the Compensation and Human Resources Committee considers when making compensation decisions.
In general, the Compensation and Human Resources Committee’s goal is to achieve target total compensation for the named executive officers as a group that falls within a range of the 50th to 75th percentiles of the market data for our peer group, which was the case for 2023. The Compensation and Human Resources Committee believes this range is an appropriate reflection of the Company’s relative size in comparison to our peer group, although we are above the peer 75th percentile on all key scope measures. Specifically, the Company is positioned above the 75th percentile of our peer group on key measures such as revenue (92nd percentile), market capitalization (79th percentile), and employees (95th percentile), as shown below. Relative to the median of the peers, we are 2.3 times the median on revenues, 3.7 times the median on market capitalization, and 2.6 times the median in terms of employees. Thus, we are significantly larger than most of our peers as reflected below (data as of December 31, 2023):

Annual Revenue*
UnitedHealth Group
PFE
IBM
BAC
WFC
JPM
WBA
CI
MSFT
MCK
CVS
AAPL
AMZN
C
JNJ
HUM
CNC
ELV
CAH
COR
GOOGL
Minimum $58B
50th Percentile $159B
75th Percentile $266B
92nd Percentile $372B
Maximum $575B
Market Capitalization*
UnitedHealth Group
WBA
CAH
COR
MCK
C
ELV
IBM
WFC
JNJ
JPM
AMZN
MSFT
AAPL
CNC
HUM
CI
CVS
PFE
BAC
GOOGL
Minimum $23B
50th Percentile $130B
75th Percentile $406B
79th Percentile $487B
Maximum $2,994B
Employees*
UnitedHealth Group
COR
CAH
CNC
PFE
AAPL
GOOGL
MSFT
C
CVS
JPM
AMZN
MCK
HUM
CI
ELV
JNJ
BAC
WFC
WBA
IBM
Minimum 44,000
50th Percentile 171,751
75th Percentile 243,319
95th Percentile 440,000
Maximum 1,525,000

*
Chart includes NYSE and Nasdaq ticker symbols of our peer group. Please refer to Peer Group chart for corresponding company name.

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Use of Tally Sheets and Wealth Accumulation Analysis
When approving compensation decisions, the Compensation and Human Resources Committee reviews tally sheet information for each of our executive officers. These tally sheets are prepared by management and quantify the elements of each executive officer’s total compensation. The tally sheets include a summary of all stock compensation awards previously granted to each executive officer, the gain realized from past vesting or exercise of stock compensation awards, the value of unvested stock compensation awards, and the projected value of accumulated stock compensation awards based upon then current stock price scenarios. The tally sheets help the Compensation and Human Resources Committee members analyze the compensation each executive officer has accumulated to date and to fully understand the amount the executive officer could potentially accumulate in the future.
Elements of our Compensation Program
The compensation program for our named executive officers consists of the following elements:
Compensation Element	Purpose
Base salary Annual compensation, not variable	To provide a base level of cash compensation for executive officers tied to role, scope of responsibilities and experience.
Annual cash incentive awards Annual performance compensation, variable	To encourage and reward executive officers for achieving annual corporate financial, human capital and customer-oriented goals and individual performance results.
Stock compensation awards Long-term performance compensation, variable
To motivate and retain executive officers and align their long-term interests with shareholders through the use of:
•
Performance shares to link executive pay to sustained financial performance and growth and potentially assist executives in building ownership in the Company.

•
RSUs to retain executive officers and align with long-term interests of shareholders.

•
Non-qualified stock options to encourage sustained stock price appreciation.

Employee benefits Annual indirect compensation, not variable	To promote the health, well-being, and physical and financial security of employees, including executive officers; constitutes the smallest part of total compensation.
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Annual Compensation
Base Salary
The Compensation and Human Resources Committee generally determines base salary levels for our named executive officers early in the fiscal year. The Compensation and Human Resources Committee did not increase the salary of any named executive officer in 2023. The 2023 base salaries of the named executive officers are shown below.
Name	2022 Base Salary	2023 Base Salary	% Change
Andrew Witty	1,500,000	1,500,000	0%
John Rex	1,200,000	1,200,000	0%
Dirk McMahon	1,200,000	1,200,000	0%
Brian Thompson	1,000,000	1,000,000	0%
Rupert Bondy	875,000	875,000	0%
Annual Cash Incentive Awards
2023 Annual Incentive Plan Performance Goals
Annual cash incentive awards are based on three financial metrics (revenue, operating income and cash flow from operations), NPS (absolute and relative) and employee engagement (EXI) and may be paid if our Company meets or exceeds annual performance goals established for the year as determined by the Compensation and Human Resources Committee. In establishing the performance measures for the 2023 annual cash incentive awards, the Compensation and Human Resources Committee sought to align the compensation of our executive officers with key elements of the Company’s 2023 business plan. Development of the Company’s 2023 business plan was a robust process that involved input from all of the Company’s business units and was reviewed by the Board on multiple occasions. These performance goals are based on enterprise-wide metrics because the Compensation and Human Resources Committee believes the named executive officers share responsibility to support the goals and performance of the Company as key members of our leadership team.
We assess our progress toward enhancing customer experiences using the Net Promoter System (NPS), which holistically measures the experiences we deliver to our customers, including how likely a person is to recommend our Company to others. Similarly, listening to our team members is one of the key ways we help build and reinforce a culture of inclusion and encourage employee engagement. We recognize that improved employee sentiment leads to greater retention and to more satisfied and productive employees. We have measured employee sentiment annually for well over a decade. We use our human capital management metric tailored to the Company — the Employee Experience Index (EXI) — to measure an employee’s sense of commitment and belonging to the Company, establishing a direct link between our executive compensation program and our commitment to human capital management. For 2023, our enhanced evaluations split the measure equally between an NPS Index that measures absolute NPS performance relative to targets, and a relative NPS that measures Company NPS performance relative to select health care competitors. We believe NPS and EXI are meaningful measures of executive performance.
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The following table sets forth the performance measures and goals established for 2023, as well as 2023 performance results:
2023 Performance Measure	Weight	Threshold Performance	Target Performance	Maximum Performance	2023 Performance
Revenue*	30%	$346.8 billion	$365.1 billion	$383.4 billion	$371.6 billion
Operating Income*	30%	$27.8 billion	$32.7 billion	$37.6 billion	$32.0 billion
Cash Flow from Operations*	15%	$23.8 billion	$28.0 billion	$32.2 billion	$29.1 billion
Stewardship: • NPS Index (absolute) • NPS Market Gap (relative) • Employee Experience Index (EXI)	25%	1.2 points below 2022 results for NPS Index (absolute); 3.7 points below 2022 results for NPS Market Gap (relative); 4.8 points below 2022 results for EXI	2.3 points above 2022 results for NPS Index (absolute); at 2022 results for NPS Market Gap (relative); at 2022 results for EXI	5.8 points above 2022 results for NPS Index (absolute); 3.6 points above 2022 results for NPS Market Gap (relative); 4.4 points above 2022 results for EXI	1.0 point above threshold for NPS Index (absolute); 1.0 point below target for NPS Market Gap (relative); 1.0 point below target for EXI

*
The Company’s annual incentive plan allows for adjustments to the Company’s reported results for the impact of changes in accounting principles, extraordinary items and unusual or non-recurring gains or losses, including significant differences from the assumptions contained in the financial plan upon which the incentive targets were established. Adjustments to reported results are intended to better reflect executives’ line of sight, align award payments with growth of the Company’s business, avoid artificial inflation or deflation of awards due to unusual or non-recurring items in the applicable period and emphasize the Company’s preference for long-term and sustainable growth. The Compensation and Human Resources Committee adjusted 2023 revenue, operating income and cash flow from operations to exclude impacts from non-recurring and other items over which management had no control and which were not contemplated in the 2023 plan. These adjustments had the net effect of negatively affecting the amount of executive compensation paid.

Context for the 2023 Annual Cash Incentive Plan Performance Goals
The 2023 financial performance measures at target level represented, respectively, year-over-year growth in revenues of $40.9 billion, or 13%; year-over-year growth in operating income of $4.2 billion, or 15%; and year-over-year growth in operating cash flow of $1.8 billion or 7%.
The 2023 non-financial performance measures were based on survey results and, at target levels, represented levels at or above 2022 performance. These measures were viewed to be important to longer-term financial success, customer satisfaction and employee welfare in ways that might not be immediately reflected in annual financial results. The Compensation and Human Resources Committee believes that the breadth of financial and non-financial performance measures for the 2023 annual cash incentive award would motivate executive officers to achieve results that contribute to value creation for our shareholders on a long-term basis, reward performance advancing the Company’s mission and values, and avoid excessive risks.
At the beginning of 2023, the Compensation and Human Resources Committee believed achievement of the annual incentive goals required substantial performance on a broad range of initiatives contained in the 2023 business plan. These initiatives included the following:
•
Execute on Optum’s growth and innovation initiatives, with major focus areas including further expansion of patients served in value-based care arrangements and the continued build-out of care delivery capabilities, technology-enabled services, and advancing the scope of pharmacy care services offerings;

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•
Growth in the number of people served by UnitedHealthcare;

•
Continue to enhance the quality and operations of our public-sector businesses;

•
Continue to innovate in commercial benefit products, services, and distribution;

•
Deliver ever more effective and comprehensive clinical management, and continue expanding value-based elements in our network;

•
Continue to build on our culture of quality and performance and drive continuous improvement in measures of patient, consumer and employee experience;

•
Further enhance customer service and continue to increase the Company’s NPS across all business platforms; and

•
Further improve our consolidated operating cost ratio after considering the impact of changes in business mix.

With respect to these initiatives, Optum achieved double digit percentage revenue and operating earnings growth, and added new patients in value-based care arrangements. The Company exceeded its targets for people served by UnitedHealthcare. UnitedHealthcare demonstrated continued excellence in its Medicare plans by maintaining its long-term goal of members in 4-Star rated plans above 80%. The Company achieved or made substantial progress on all other initiatives listed above.
Revenues for 2023 grew 15% from the prior year, while operating income grew 14% and cash flow from operations increased 11%.
Non-financial performance measures were between threshold and target performance levels for EXI and both NPS measures (absolute and relative). Diluted earnings per share and adjusted earnings per share3 both increased 13% in 2023.
While the Company uses defined performance measures and weightings to determine an overall funding level for the Company’s bonus pool, individual annual cash incentive awards are not purely formulaic. In determining the amount of the actual annual incentive award to be paid to each officer, the Compensation and Human Resources Committee considers the CEO’s recommendations for executive officers, the business performance underlying each of the performance measures, macroeconomic factors impacting business performance, individual executive performance, market positioning, and related matters. The Compensation and Human Resources Committee retains discretion to pay an annual incentive award higher or lower than the performance level achieved based on these considerations if threshold performance is achieved on any performance measure. However, the overall pool cannot be exceeded.
Determination of 2023 Annual Cash Incentive Award Opportunities
At the beginning of each year, the Compensation and Human Resources Committee approves an annual cash incentive target opportunity for each executive officer as a percentage of the executive officer’s base salary.
The target opportunities established for the named executive officers are intended to increase collaboration, teamwork and accountability across the enterprise, to recognize the skills and versatility of each executive officer and to reflect relative contributions to the success of the overall enterprise. At the end of the fiscal year, the Compensation and Human Resources Committee reviews the Company’s performance against the goals set at the beginning of the year and determines annual cash incentive awards. The Compensation and Human Resources Committee has limited annual cash incentive payouts to executive officers to not more than two times the target amount.
The Compensation and Human Resources Committee evaluated the Company’s 2023 performance against the performance goals set forth above, overall business results, economic and market conditions and individual performance

3
Adjusted earnings per share is a non-GAAP financial measure. Refer to Appendix A in this proxy statement for a reconciliation of adjusted earnings per share to the most directly comparable GAAP measure.

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objectives. The Compensation and Human Resources Committee considered the 2023 business results discussed above and other performance considerations. As a result, the Compensation and Human Resources Committee exercised negative discretion.
The target percentages for annual cash incentive awards to our named executive officers and the actual 2023 annual cash incentive awards paid are set forth in the table below.
2023 Annual Cash Incentive Awards
Name	Target Percentage (% of Salary)	Target Award Value ($)	Actual Award Paid ($)	Paid Award (% of Target)
Andrew Witty	200%	$3,000,000	$1,800,000	60%
John Rex	200%	$2,400,000	$1,440,000	60%
Dirk McMahon	200%	$2,400,000	$1,440,000	60%
Brian Thompson	200%	$2,000,000	$1,200,000	60%
Rupert Bondy	135%	$1,181,250	$708,750	60%
The Compensation and Human Resources Committee did not make specific assessments of, quantify or otherwise assign relative weightings to the factors listed above as it reached its decisions with respect to any of the named executive officers. See the “2023 Summary Compensation Table” and other related compensation tables below for details regarding 2023 total compensation for the named executive officers.
Long-Term Incentive Compensation
Long-term incentive compensation, consisting solely of stock compensation awards in 2023, represents the largest portion of executive officer compensation. The combination of long-term incentives we employ provides a compelling performance-based compensation opportunity, aids in aligning and retaining the senior management team, and accelerates the advancement of business unit capabilities across the enterprise.
The Compensation and Human Resources Committee determined that long-term stock-based compensation for 2023 should include grants of performance shares, RSUs, and non-qualified stock options to achieve balance and effectiveness in our stock-based compensation and to align the interests of our executive officers and our shareholders. The mix of stock-based compensation granted in 2023 was as follows, based on the grant date fair value of the total award: 50% performance shares, 25% RSUs, and 25% non-qualified stock options.
Performance share grants were selected to ensure a strong pay-for-performance alignment of the Company’s compensation program with drivers of shareholder value, specifically weighted equally between cumulative earnings per share and average return on equity for the three-year performance period. Participants can earn between 0% and 200% of the target performance share award based upon actual results. The performance share payouts are determined formulaically, subject to the authority of the Compensation and Human Resources Committee to make appropriate adjustments to account for events not contemplated when the performance targets were set. RSU grants were selected because they are full value shares with time vesting (typically, ratably over four years) and, as such, provide added retention value. Non-qualified stock options were selected because they have value only if the Company’s stock price increases and, as such, provide incentives for sustained long-term stock price appreciation. Non-qualified stock options typically vest ratably over four years. Our stock compensation award types, vesting terms, and termination provisions are summarized in the chart below.
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Award Type and Vesting Terms	Termination Provisions
Performance Share Award* (3-year performance period with cliff vesting)
Unvested performance share awards will vest if, within two years of a change in control, an executive officer terminates employment for Good Reason or is terminated without Cause (i.e., “double trigger” vesting), as these terms are defined in the award agreement. The number of performance awards that vest will be dependent upon the performance vesting criteria that have been satisfied.
If the executive officer is retirement-eligible, upon retirement, the number of performance shares earned at the end of the performance period based on actual performance, if any, will vest as if the executive officer had been continuously employed throughout the entire performance period, provided the executive officer served for at least one year of the performance period.
Upon termination of employment for Good Reason or without Cause (as these terms are defined in the executive officer’s employment agreement), the executive officer will receive at the end of the applicable performance period, a pro rata number of performance shares that are earned, if any, based on the number of full months employed plus the number of months for any severance period.
Upon death or disability, the executive officer will receive at the end of the applicable performance period, the number of performance shares that are earned, if any.

RSU Award* (4-year ratable vesting**) And Stock Option Award* (4-year ratable vesting)
Unvested awards will vest in full if, within two years of a change in control, an executive officer terminates employment for Good Reason or is terminated without Cause (i.e., double trigger vesting), as these terms are defined in the award agreement.
If the executive officer is retirement-eligible, upon retirement, unvested awards will continue to vest on the regular scheduled vesting schedule subject to continued compliance with the terms and conditions of the award agreement including restrictive covenants (which include non-competition provisions).
Unless the executive officer is retirement-eligible, awards are subject to forfeiture upon termination of employment unless the termination of employment is for Good Reason or without Cause (as these terms are defined in the executive officer’s employment agreement) in which case unvested awards continue to vest during any severance period.
Unvested awards will vest in full upon death or disability.

*
An executive officer will forfeit all or a portion of his or her awards or be required to repay the Company for the value realized in respect of all or a portion of the awards if (1) for all awards, the executive officer violates the Company’s clawback policy or the restrictive covenants (which include non-competition provisions) set forth in the award agreement; and (2) in the case of performance share awards, the executive officer’s share awards constitute erroneously awarded compensation as defined in the Company’s clawback policy.

**
Except as provided in footnote 4 to the Outstanding Stock Compensation Awards at 2023 Fiscal Year-End table.

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Long-Term Awards
2021-2023 Long-Term Goals and Context
The long-term performance share program creates financial incentives for achieving or exceeding three-year financial goals for the enterprise. The table below shows the goals for the 2021-2023 plan, as well as the Company’s actual performance against plan:
2021-2023 Performance Measure	Weight	Threshold Performance	Target Performance	Maximum Performance	2021-2023 Performance
Cumulative Adjusted Earnings Per Share	50%	$60.41	$63.90	$68.77	$64.37
Return on Equity	50%	22.9%	24.9%	26.9%	25.8%
The performance measures and goals for the 2021-2023 performance period were established during the second quarter of 2021 based on the Company’s long-term business plan.
Key assumptions and elements of the 2021-2023 long-term business plan were:
•
Continued expansion of the Optum Health care delivery platform, capabilities and patients served in value-based care arrangements;

•
Medicaid, Medicare Advantage, Medicare Supplement and Global growth in people served in all years;

•
Commercial risk-based and fee-based health benefits growth in people served over the three-year period, leveraging enhanced products, services, and distribution including a continued focus on diversification into ancillary businesses;

•
An expectation that medical cost trends would be consistent with historical levels, excluding the impacts of COVID-19;

•
Modest US economic growth with a gradual increase in interest rates, and a more rapidly growing economy in Brazil, with a stable Brazilian Real — U.S. Dollar exchange rate;

•
Delivery of more effective and comprehensive clinical management;

•
Continued growth and enhancement of the quality and operations of our public-sector businesses;

•
Continued growth in technology-enabled services and pharmacy services, driving distinctive revenue, margin, and earnings performance;

•
Accelerate insights and advanced technologies to enable more intelligent and more connected experiences for people;

•
Ongoing improvements to our consolidated operating cost ratio on a comparable business mix basis; and

•
Effective cross-enterprise collaboration among various business units for the benefit of customers and our overall reputation and performance.

To achieve maximum performance for the performance share plan, the Company would have had to achieve cumulative three-year adjusted earnings per share (AEPS) performance of $68.77 and an average return on equity (ROE) of 26.9%. These maximum performance levels corresponded to a compound annual growth rate in AEPS of 16% over the three-year period. For long-term compensation purposes (see adjustments described below), the Company generated cumulative AEPS and ROE between target and maximum performance levels. This represented a compound annual AEPS growth rate of 14% over the three-year performance period, consistent with the Company’s projected long-term growth rate of 13% to 16%.
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Factors that positively or negatively influenced our results subsequent to the approval of the long-term business plan in early 2021 included:
•
Onset of the COVID-19 pandemic beginning in early 2020;

•
Capital deployment activities over the three-year period;

•
Difficult Brazilian economic and regulatory environment including a significant devaluation of the Brazilian Real against the U.S. Dollar; and

•
Growth in investment and other income from the rising interest rate environment and the Company’s continued collaborative growth and innovation efforts with early-stage companies.

Similar to the annual incentive plan, the Company’s long-term incentive plan allows for adjustments to the Company’s reported results in determining long-term incentive plan awards, namely adjustments that account for the impact of changes in accounting principles, extraordinary items, and unusual or non-recurring gains or losses. Two adjustments were made in measuring 2021-2023 performance, which resulted in lowering the payouts to the named executive officers:
•
Excluded impacts from unusual events not contemplated when the performance targets were set; and

•
Excluded impacts from capital allocation actions not contemplated when the performance targets were set, primarily from merger and acquisition activity and share repurchase activity.

Since these factors were not contemplated in the performance targets and would have resulted in a net benefit to management, they were excluded from final results, reducing the calculated payout ratio and related compensation.
Long-Term Performance
Name	Threshold Shares (#)	Target Shares (#)	Maximum Shares (#)	Actual Shares Paid (#)	Paid Award (% of Target)
Andrew Witty	26	17,958	35,916	22,807	127%
John Rex	21	14,242	28,484	18,088	127%
Dirk McMahon	21	14,242	28,484	18,088	127%
Brian Thompson	10	6,559	13,118	8,330	127%
Rupert Bondy	4	2,551	5,102	3,240	127%
Stock Compensation Award Practices
The Compensation and Human Resources Committee’s stock compensation award policy requires all grants of stock compensation to be made at set times. We do not have a specific program, plan or practice to time stock compensation awards to named executive officers in coordination with our release of material information.
The Company does not pay dividend equivalents on performance shares granted to employees. Unvested shares of RSUs receive dividend equivalents, which are subject to the same terms as the RSUs and will be forfeited if the underlying RSUs do not vest. The determination to pay dividend equivalents on RSUs was made after considering market practices.
The aggregate number of shares subject to stock compensation awards made in 2023 for all employees was less than 1% of the Company’s shares outstanding at the end of 2023.
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Stock Compensation Awards — 2023
In 2023, the Compensation and Human Resources Committee granted the following target number of performance shares, RSUs and stock options to our named executive officers:
Name	Target Number of Performance Shares (#)	Annual RSU Award (#)	Annual Stock Option Award (#)
Andrew Witty	20,339	10,170	37,206
John Rex	13,627	6,814	24,928
Dirk McMahon	13,627	6,814	24,928
Brian Thompson	8,136	4,068	14,883
Rupert Bondy	4,577	2,289	8,372
The grant date fair values and terms of these stock compensation awards are discussed in the 2023 Grants of Plan-Based Awards table. Please see the “Long-Term Incentive Compensation” section above for additional details regarding the rationale underlying the Compensation and Human Resources Committee’s determination to award performance shares, RSUs and stock options.
Other Compensation
Benefits
In addition to generally available benefits, our executive officers are eligible to receive supplemental long-term disability coverage equal to 60% of base salary, and all of our named executive officers receive supplemental group term life insurance coverage of $2 million. Executive officers are also eligible to participate in our non-qualified Executive Savings Plan. See the “2023 Non-Qualified Deferred Compensation” table for additional information regarding contributions, earnings and distributions for each named executive officer under the Executive Savings Plan. Our Executive Savings Plan does not provide for guaranteed or above-market interest. In 2020, we discontinued providing company matching credits under this plan.
Perquisites
We generally do not provide excise tax gross-ups or perquisites to our executive officers. We have agreed to provide Andrew Witty with tax equalization payments to ensure that, as a U.S. non-resident, his overall tax obligation is the same as if he were taxed exclusively in the United Kingdom, including assistance in tax return preparation due to the complexity of multi-jurisdictional filing requirements. Pursuant to the Company’s international transfer policy, tax service assistance support is also available to Rupert Bondy due to the complexity of multi-jurisdictional filing requirements.
In accordance with the Company’s corporate aircraft policy, Andrew Witty is required for personal security reasons to use corporate aircraft for all business travel and is encouraged to use corporate aircraft for all personal travel, including family travel, when corporate aircraft is not otherwise being used for other business travel. Because Andrew did not make personal use of corporate aircraft in 2023, we have not reported any such costs in the 2023 Summary Compensation Table. Additionally, we generally prohibit personal use of corporate aircraft by any executive officer unless the Company is reimbursed for the full incremental cost to the Company of such use. Because there is no incremental cost to the Company, we permit on occasion an executive officer’s family member to accompany the executive officer on a business flight on Company aircraft provided a seat is available.
Employment Agreements and Post-Employment Payments and Benefits
The Company has entered into employment agreements with each of our named executive officers. These employment agreements are described in greater detail in “Executive Employment Agreements” and “2023 Summary Compensation Table”.
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Other Compensation Practices
Executive Stock Ownership Guidelines and Stock Retention Policy
The Compensation and Human Resources Committee believes that executive stock ownership aligns management’s interests with those of shareholders and fosters a long-term outlook, while also mitigating compensation risk. Under our stock ownership guidelines, each executive officer must beneficially own at least the following amounts of the Company’s common stock within five years of the executive officer’s election or appointment as an executive officer:
•
for the CEO, eight times base salary;

•
for executive officers who are direct reports of the CEO, or the Chief Executive Officer of Optum or UnitedHealthcare, three times base salary; and

•
for any other executive officers who are not direct reports of the CEO, two times base salary.

Stock options do not count towards satisfying the ownership requirements under the guidelines, regardless of their vesting status, and performance shares do not count towards satisfying the ownership requirements until they are vested. Time-based RSUs and restricted stock awards are counted toward the satisfaction of the ownership requirements. The Compensation and Human Resources Committee periodically reviews compliance with the ownership requirements. As of April 5, 2024, all of our named executive officers complied with the ownership requirements.
The Board has established a stock retention policy for executive officers subject to Section 16 of the Exchange Act, which includes our named executive officers. Under this policy, Section 16 officers are generally required to retain for at least one year one-third of the net shares acquired upon the vesting or exercise of any stock compensation awards.
Transactions in Company Securities; Prohibition on Hedging, Short Sales and Pledging
In general, SEC rules prohibit uncovered short sales of our common stock by our executive officers, including the named executive officers. Accordingly, our insider trading policy prohibits short sales and hedging transactions of our common stock by all employees and directors. Hedging transactions include, for example, purchase or sale of options (puts or calls, whether covered or uncovered), equity swaps or other derivatives directly linked to the Company’s securities. Additionally, our insider trading policy prohibits pledging transactions by directors and executive officers and discourages our employees from pledging transactions.
Consideration of Risk in Named Executive Officer Compensation
Our compensation programs are balanced, focused on long-term pay-for-performance, allow for discretion and are overseen by an independent Compensation and Human Resources Committee. The Compensation and Human Resources Committee believes the design of the compensation program for our executive officers does not encourage excessive or unnecessary risk-taking, as illustrated by the following list of features:
•
Our annual cash bonus program includes a variety of financial and non-financial measures that require substantial performance on a broad range of initiatives;

•
Our stock compensation awards are delivered through a balanced mix of performance shares, RSUs and stock options to encourage sustained performance over time;

•
A large majority of management compensation is delivered in long-term incentives that vest over multiple years;

•
No duplicative metrics between annual and long-term incentive programs;

•
Payouts are capped under the annual incentive and performance share programs;

•
We have stock ownership guidelines for our executive officers;

•
We require executive officers to hold, for at least one year, one-third of the net shares acquired upon vesting or exercise of any stock compensation award granted; and

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1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
•
We have a clawback policy that entitles the Board to seek reimbursement from any executive directly involved in misconduct causing a restatement of financials, detrimental conduct or violation of certain employment agreement provisions, including any non-compete, non-solicit or confidentiality provisions. Actions that trigger this clawback policy may require an executive to reimburse all or a portion of certain annual incentive payments and stock compensation awards. The Board also has the right to cancel or reduce the executive’s rights to any incentive payment or stock compensation awards. In addition, the Company adopted a Dodd-Frank compliant clawback policy in 2023 that provides for the recoupment of incentive compensation from current and former executive officers in the event the company is required to prepare an accounting restatement due to material noncompliance with securities law.

In addition, our Compensation and Human Resources Committee retains discretion to adjust compensation for quality of performance, adherence to Company values and other factors.
Potential Impact on Compensation from Executive Misconduct/Compensation Clawbacks
If the Compensation and Human Resources Committee determines an executive officer has engaged in detrimental conduct as defined in the clawback policy, the Compensation and Human Resources Committee may take a range of actions to remedy the detrimental conduct in order to prevent its recurrence and impose such discipline as would be appropriate, including, without limit: (i) terminating employment; (ii) initiating legal action against the executive officer; and (iii) requiring reimbursement of (or canceling or reducing) rights to any annual incentive payments or stock compensation awards subject to the clawback policy. In addition, with respect to our senior executives, including our named executive officers, if the misconduct causes, in whole or in part, a material restatement of the Company’s financial statements, action may include (a) seeking reimbursement of the entire amount of cash incentive compensation awarded to the executive officer, if the executive officer would have received a lower (or no) cash incentive award if calculated based on the restated financial results; (b) canceling all outstanding vested and unvested stock compensation awards subject to the clawback policy and requiring the executive officer return to the Company all gains from stock compensation awards realized during the 12-month period following the filing of the incorrect financial statements; and (c) seeking reimbursement of the entire amount of any bonus paid.
The Company also has adopted a Dodd-Frank compliant clawback policy which applies to our current and former executive officers. The policy provides for mandatory clawback in certain situations as required by SEC and NYSE rules. Specifically, in the event the Company’s financial results are restated due to material noncompliance with any financial reporting requirement, the Company will recover any erroneously awarded compensation received by any covered officer during the applicable period. The clawback period covers the three completed fiscal years preceding the date the Company determines that the Company is required to prepare an accounting restatement, as well as any applicable transition period. The erroneously awarded compensation equals the amount of incentive-based compensation received by a covered officer that exceeds the amount of incentive-based compensation that otherwise would have been received by such covered officer had it been determined based on the restated amounts, computed without regard to any taxes paid.
As discussed in Incentive Compensation Risk Assessment, a compensation risk assessment is performed annually, and the results are reviewed with the Compensation and Human Resources Committee.
Tax Considerations
Internal Revenue Code Section 162(m)(6) addresses the tax deductibility of compensation paid by health insurance providers, including the Company. Section 162(m)(6) provides an annual tax deduction limit of $500,000 per person per year for compensation that we pay to any of our employees, directors, officers and any other individuals who provide services to or on behalf of the Company. While the Compensation and Human Resources Committee considers the impact of Section 162(m)(6), it believes shareholder interests are best served by not restricting the Compensation and Human Resources Committee’s discretion and flexibility in crafting the executive compensation program, even if non-deductible compensation expenses could result.
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1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Compensation and Human Resources Committee Report
The Compensation and Human Resources Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on its review and discussions, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. This report was provided by the following independent directors who comprise the Compensation and Human Resources Committee:
Members of the Compensation and Human Resources Committee Timothy Flynn (Chair) Valerie Montgomery Rice, M.D. John Noseworthy, M.D.
The members of the Compensation and Human Resources Committee listed above participated in the review, discussion and recommendation with respect to the Compensation Discussion and Analysis.
Compensation and Human Resources Committee Interlocks and Insider Participation
During fiscal 2023, Tim Flynn, Valerie Montgomery Rice, and John Noseworthy served on the Compensation and Human Resources Committee. None of these persons had ever been an officer or employee of the Company or any of its subsidiaries while serving on the Compensation and Human Resources Committee. Furthermore, during 2023, none of these persons served as a member of the Compensation and Human Resources Committee (or other board committee performing equivalent functions) or as a director of another entity where an executive officer of such entity served on our Compensation and Human Resources Committee or Board.
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1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
2023 Summary Compensation Table*
The following table provides certain summary information for the years ended December 31, 2023, 2022 and 2021 relating to compensation paid or granted to, or accrued by us, on behalf of our named executive officers.*
Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)
Andrew Witty Chief Executive Officer	2023	1,500,000	—	15,000,970	5,000,114	1,800,000	233,852	23,534,936
	2022	1,500,000	—	12,375,672	4,125,100	2,760,000	104,334	20,865,106
	2021	1,450,769	—	10,781,573	3,593,777	2,550,000	57,024	18,433,143
John Rex Executive Vice President and CFO	2023	1,200,000	—	10,050,636	3,350,074	1,440,000	33,427	16,074,137
	2022	1,200,000	—	9,300,612	3,100,109	2,200,000	32,099	15,832,820
	2021	1,161,539	—	8,550,501	2,850,024	2,050,000	25,904	14,637,968
Dirk McMahon President and Chief Operating Officer	2023	1,200,000	—	10,050,636	3,350,074	1,440,000	33,427	16,074,137
	2022	1,200,000	—	9,300,612	3,100,109	2,200,000	32,099	15,832,820
	2021	1,161,539	—	8,550,501	2,850,024	2,050,000	31,424	14,643,488
Brian Thompson Executive Vice President and CEO, UnitedHealthcare	2023	1,000,000	—	6,000,585	2,000,126	1,200,000	21,187	10,221,898
	2022	1,000,000	—	5,250,185	1,750,060	1,840,000	19,184	9,859,429
	2021	951,154	—	4,813,113	2,187,555	1,700,000	19,184	9,671,006
Rupert Bondy Executive Vice President, Chief Legal Officer and Corporate Secretary	2023	875,000	—	3,375,943	1,125,113	708,750	337,650	6,422,456
	2022	706,731	2,000,000	5,876,767	1,125,110	1,090,000	519,217	11,317,825
	2021	—	—	—	—	—	—	—

*
Please see “Compensation Discussion and Analysis” above for a description of our executive compensation program necessary for an understanding of the information disclosed in this table. Please also see “Executive Employment Agreements” below for a description of the material terms of each named executive officer’s employment agreement.

(1)
All principal positions set forth above are as of December 31, 2023. John Rex has served as President and Chief Financial Officer of the Company since April 1, 2024.

(2)
Amounts reported reflect the base salary earned by named executive officers in the years ended December 31, 2023, 2022 and 2021. None of the named executive officers deferred any salary in 2023 under our Executive Savings Plan.

(3)
The amount reported in this column for Rupert represents his sign-on bonus paid in 2022 to compensate him for the loss of cash and other incentives at his prior employer upon his employment with the Company, and is subject to prorated repayment if, within 24 months of hire, he quits without “Good Reason” or is terminated for “Cause”, as each is defined in his employment agreement with the Company.

(4)
The amounts reported in this column reflect the aggregate grant date fair value of the RSUs and performance shares (at target) granted in 2023, 2022 and 2021 and are computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. The grant date fair value of RSUs granted in 2023 and the grant date fair value of performance shares granted in 2023 if target performance and maximum performance were achieved are as follows:

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1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Name	Restricted Stock Units ($)	Performance Shares
		Target ($)	Maximum ($)
Andrew Witty	5,000,487	10,000,483	20,000,966
John Rex	3,350,376	6,700,260	13,400,520
Dirk McMahon	3,350,376	6,700,260	13,400,520
Brian Thompson	2,000,195	4,000,390	8,000,780
Rupert Bondy	1,125,478	2,250,465	4,500,930
See the “2023 Grants of Plan-Based Awards” table for more information on stock awards granted in 2023.
(5)
The actual value to be realized by a named executive officer depends upon the performance of the Company’s stock and the length of time the award is held. No value will be realized with respect to any award if the Company’s stock price does not increase following the award’s grant date or if the executive officer does not satisfy the vesting criteria.

The amounts reported in this column for 2023 reflect the aggregate grant date fair value of stock options granted in 2023 computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in computing the aggregate grant date fair value, see Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
(6)
Amounts reported reflect annual cash incentive awards to our named executive officers under our 2008 Executive Incentive Plan. The 2023 annual incentive awards, including amounts deferred by the named executive officers, were the following:

Name	Total Amount of Annual Cash Incentive Award ($)	Amount of Annual Cash Incentive Award Deferred ($)
Andrew Witty	1,800,000	—
John Rex	1,440,000	—
Dirk McMahon	1,440,000	86,400
Brian Thompson	1,200,000	—
Rupert Bondy	708,750	—

(7)
All other compensation for 2023 includes the following:

Name	Company Matching Contributions Under 401(k) Savings Plan ($)	Insurance Premiums ($)	Relocation ($)	Tax Equalization and Tax Return Preparation ($)
Andrew Witty	—	10,320	—	223,532
John Rex	14,850	18,577	—	—
Dirk McMahon	14,850	18,577	—	—
Brian Thompson	14,850	6,337	—	—
Rupert Bondy	—	15,840	252,720	69,090
As permitted by SEC rules, we have omitted perquisites and other personal benefits that we provided to certain named executive officers in 2023 if the aggregate amount of such compensation to each such named executive officer was less than $10,000. The Company provided each of the named executive officers a $2 million face value term life insurance policy.
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1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
The Company offers relocation assistance for all transferred or relocated professionals. The amount shown for Relocation represents payments related to relocation costs and temporary living benefits for Rupert in 2023 and includes tax assistance of $120,661 made on Rupert’s behalf by the Company during 2023 for the payment of taxes related to those relocation costs. The Company pays the taxes related to relocation costs for all transferred and relocated professionals and executives to the extent those relocation costs are deemed to be income to the professional or executive.
Andrew is provided with tax equalization pursuant to the Company’s tax equalization policy to ensure that as a U.S. non-resident, his overall tax obligation is the same as if he were taxed exclusively in the United Kingdom. This policy also provides assistance in preparation of tax returns due to the complexity of multi-jurisdictional filing requirements. Pursuant to the Company’s international transfer policy, tax service assistance support is also available to Rupert due to the complexity of multi-jurisdictional filing requirements.
2024 Proxy Statement | 2023 Summary Compensation Table	52

1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
2023 Grants of Plan-Based Awards
The following table presents information regarding each grant of an award under our compensation plans made during 2023 to our named executive officers for fiscal year 2023.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew Witty
Annual Cash Incentive Award(2)	—	2,700,000	3,000,000	6,000,000	—	—	—	—	—	—	—
Performance Share Award(3)(4)	2/23/2023	—	—	—	22	20,339	40,678	—	—	—	10,000,483
RSU Award(3)	2/23/2023	—	—	—	—	—	—	10,170	—	—	5,000,487
Stock Option Award(3)	2/23/2023	—	—	—	—	—	—	—	37,206	491.69	5,000,114
John Rex
Annual Cash Incentive Award(2)	—	2,160,000	2,400,000	4,800,000	—	—	—	—	—	—	—
Performance Share Award(3)(4)	2/23/2023	—	—	—	15	13,627	27,254	—	—	—	6,700,260
RSU Award(3)	2/23/2023	—	—	—	—	—	—	6,814	—	—	3,350,376
Stock Option Award(3)	2/23/2023	—	—	—	—	—	—	—	24,928	491.69	3,350,074
Dirk McMahon
Annual Cash Incentive Award(2)	—	2,160,000	2,400,000	4,800,000	—	—	—	—	—	—	—
Performance Share Award(3)(4)	2/23/2023	—	—	—	15	13,627	27,254	—	—	—	6,700,260
RSU Award(3)	2/23/2023	—	—	—	—	—	—	6,814	—	—	3,350,376
Stock Option Award(3)	2/23/2023	—	—	—	—	—	—	—	24,928	491.69	3,350,074
Brian Thompson
Annual Cash Incentive Award(2)	—	1,800,000	2,000,000	4,000,000	—	—	—	—	—	—	—
Performance Share Award(3)(4)	2/23/2023	—	—	—	9	8,136	16,272	—	—	—	4,000,390
RSU Award(3)	2/23/2023	—	—	—	—	—	—	4,068	—	—	2,000,195
Stock Option Award(3)	2/23/2023	—	—	—	—	—	—	—	14,883	491.69	2,000,126
Rupert Bondy
Annual Cash Incentive Award(2)	—	1,063,125	1,181,250	2,362,500	—	—	—	—	—	—	—
Performance Share Award(3)(4)	2/23/2023	—	—	—	5	4,577	9,154	—	—	—	2,250,465
RSU Award(3)	2/23/2023	—	—	—	—	—	—	2,289	—	—	1,125,478
Stock Option Award(3)	2/23/2023	—	—	—	—	—	—	—	8,372	491.69	1,125,113
Please see “Compensation Discussion and Analysis” above for a description of our executive compensation program necessary for an understanding of the information disclosed in this table.
(1)
The actual value to be realized by a named executive officer depends upon the appreciation in value of the Company’s stock and the length of time the award is held. No value will be realized with respect to any stock option award if the Company’s stock price does not increase following the grant date. For a description of the assumptions used in computing grant date fair value for stock option awards pursuant to FASB ASC Topic 718, see Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The grant date fair value of each RSU award and targeted grant date value of each performance share award were computed in accordance with FASB ASC Topic 718 based on the closing stock price on the grant date. Under the 2020 Stock Incentive Plan, all stock-based compensation awards are subject to one year minimum vesting requirements, subject to an exception for a limited number of shares not to exceed 5%. Stock-based compensation awards to employees are generally subject to three or four year vesting provisions. For additional information on vesting of 2023 Grants of Plan-Based Awards, see footnote 3 below.

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1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
(2)
Amounts represent estimated payouts of annual cash incentive awards granted under our Executive Incentive Plan in 2023. The Executive Incentive Plan permits a maximum annual bonus pool for executive officers equal to 2% of the Company’s net income (as defined in the plan) and no executive officer may receive more than 25% of such annual bonus pool. The Compensation and Human Resources Committee has limited annual cash incentive payouts to executive officers to not more than two times the target amount, and the maximum amounts shown for each named executive officer equal two times each executive officer’s target amount. In order for any amount to be paid, the Company must achieve approved performance measures of (i) revenue, (ii) operating income, (iii) cash flow, (iv) NPS (absolute and relative), and (v) employee experience index. The estimated threshold award represents the amount that may be paid if threshold performance is achieved on each of the performance measures. Once threshold performance is achieved on an approved performance measure, the Compensation and Human Resources Committee has the discretion to pay an award. The actual annual cash incentive amounts earned in connection with the 2023 awards are reported in the 2023 Summary Compensation Table.

(3)
Amounts represent grants under the 2020 Stock Incentive Plan. Please refer to the chart on page 43 for a summary of our stock compensation award types, vesting terms and termination provisions. RSUs are eligible to receive dividend equivalents, which are subject to the same terms as the RSUs and will be forfeited if the underlying RSUs do not vest. No dividend equivalents are paid on performance shares.

(4)
Amounts represent the estimated future number of performance shares that may be earned under our 2020 Stock Incentive Plan at each of the threshold, target and maximum levels. The performance share award will be paid out in shares of Company common stock. The number of performance shares the executive officer will receive will be determined at the conclusion of the 2023-2025 performance period and will be dependent upon the Company’s achievement of a cumulative AEPS measure and an average ROE measure approved by the Compensation and Human Resources Committee. The Compensation and Human Resources Committee has the discretion to reduce the number of performance shares an executive officer is entitled to receive. The estimated threshold award represents the number of performance shares that may be awarded if threshold performance is achieved on one of the performance measures.

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1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
Outstanding Equity Awards at 2023 Fiscal Year-End
The following table presents information regarding outstanding equity awards held at the end of fiscal year 2023 by our named executive officers.
	Option Awards					Stock Awards
Name	Date of Option Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise/ Grant Price ($)	Option Expiration Date(1)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($)(2)
Andrew Witty	2/23/2023	—	37,206(3)	491.69	2/23/2033	2/23/2023	10,320(4)	5,433,281	—	—
	2/14/2022	8,943	26,831(3)	474.40	2/14/2032	2/23/2023	—	—	20,339(5)	10,707,873
	2/22/2021	25,662	25,663(3)	327.64	2/22/2031	2/14/2022	6,700(4)	3,527,535	—	—
	2/13/2020	38,112	12,705(3)	302.20	2/13/2030	2/14/2022	—	—	17,391(5)	9,155,840
	11/6/2019	17,845	—	250.52	11/6/2029	2/22/2021	5,712(4)	3,007,135	—	—
	2/26/2019	38,078	—	262.98	2/26/2029	2/13/2020	2,344(4)	1,234,122	—	—
	6/5/2018	23,548	—	244.43	6/5/2028	—	—	—	—	—
John Rex	2/23/2023	—	24,928(3)	491.69	2/23/2033	2/23/2023	6,616(4)	3,483,094	—	—
	2/14/2022	6,721	20,164(3)	474.40	2/14/2032	2/23/2023	—	—	13,627(5)	7,174,207
	2/22/2021	20,351	20,352(3)	327.64	2/22/2031	2/14/2022	5,036(4)	2,651,330	—	—
	2/13/2020	32,058	10,686(3)	302.20	2/13/2030	2/14/2022	—	—	13,070(5)	6,880,963
	2/26/2019	37,410	—	262.98	2/26/2029	2/22/2021	4,530(4)	2,384,875	—	—
	2/13/2018	29,468	—	226.64	2/13/2028	2/13/2020	1,972(4)	1,038,381	—	—
	2/8/2017	43,561	—	160.31	2/8/2027	—	—	—	—	—
	6/7/2016	56,416	—	136.94	6/7/2026	—	—	—	—	—
	2/9/2016	31,623	—	111.16	2/9/2026	—	—	—	—	—
	2/10/2015	25,504	—	108.97	2/10/2025	—	—	—	—	—
Dirk McMahon	2/23/2023	—	24,928(3)	491.69	2/23/2033	2/23/2023	6,616(4)	3,483,094	—	—
	2/14/2022	6,721	20,164(3)	474.40	2/14/2032	2/23/2023	—	—	13,627(5)	7,174,207
	2/22/2021	20,351	20,352(3)	327.64	2/22/2031	2/14/2022	5,036(4)	2,651,330	—	—
	2/13/2020	32,058	10,686(3)	302.20	2/13/2030	2/14/2022	—	—	13,070(5)	6,880,963
	2/26/2019	29,393	—	262.98	2/26/2029	2/22/2021	4,530(4)	2,384,875	—	—
	2/13/2018	32,414	—	226.64	2/13/2028	2/13/2020	1,972(4)	1,038,381	—	—
	2/8/2017	39,205	—	160.31	2/8/2027	—	—	—	—	—
	2/9/2016	56,921	—	111.16	2/9/2026	—	—	—	—	—
	2/10/2015	11,643	—	108.97	2/10/2025	—	—	—	—	—
Brian Thompson	2/23/2023	—	14,883(3)	491.69	2/23/2033	2/23/2023	4,128(3)	2,173,312	—	—
	2/14/2022	3,794	11,383(3)	474.40	2/14/2032	2/23/2023	—	—	8,136(5)	4,283,360
	6/7/2021	4,969	4,970(3)	400.25	6/7/2031	2/14/2022	2,843(3)	1,496,578	—	—
	2/22/2021	9,372	9,373(3)	327.64	2/22/2031	2/14/2022	—	—	7,378(5)	3,884,296
	2/13/2020	17,810	5,937(3)	302.20	2/13/2030	6/7/2021	1,135(3)	597,754	—	—
	8/12/2019	13,008	—	243.20	8/12/2029	2/22/2021	2,086(3)	1,098,139	—	—
	2/26/2019	21,377	—	262.98	2/26/2029	2/13/2020	1,096(3)	577,187	—	—
	2/13/2018	17,681	—	226.64	2/13/2028	—	—	—	—	—
	2/8/2017	6,535	—	160.31	2/8/2027	—	—	—	—	—
Rupert Bondy	2/23/2023	—	8,372(3)	491.69	2/23/2033	2/23/2023	2,323(3)	1,222,889	—	—
	6/6/2022	2,192	6,576(3)	490.18	6/6/2032	2/23/2023	—	—	4,577(5)	2,409,653
	—	—	—	—	—	6/6/2022	1,764(3)	928,708	—	—
	—	—	—	—	—	6/6/2022	—	—	4,591(5)	2,417,024
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1	Board of Directors	2	Corporate Governance	3	Executive Compensation	4	Audit	5	Annual Meeting	6	Other Information
(1)
The expiration date shown is the latest date that stock options may be exercised. Stock options may terminate earlier in certain circumstances, such as in connection with the named executive officer’s termination of employment.

(2)
Based on the per share closing market price of our common stock on December 29, 2023 of $526.47.

(3)
Vest 25% annually over a four-year period beginning on the first anniversary of the grant date.

(4)
Vest 25% annually over a four-year period beginning on the first anniversary of the grant date, other than for retirement eligible executive officers. Generally, a portion of a retirement eligible executive officer’s award that otherwise would have vested on the next specified vesting date is cancelled to pay applicable FICA taxes owed by the executive officer. The cancellation occurs in the year of grant if the executive officer is retirement eligible during that year or in the first year the executive officer becomes retirement eligible. The remainder of the award vests proportionally over the remaining vesting period. Andrew, John, and Dirk are retirement eligible. In Andrew’s case, his FICA taxes are addressed via the Company’s Tax Equalization Policy as he is held to a United Kingdom tax standard.

(5)
Vest 100% at the end of the three-year performance period. The number of performance shares the executive officer will receive is dependent upon the achievement of a cumulative EPS measure and an average ROE measure approved by the Compensation and Human Resources Committee. The number of performance shares reported above for grants made in 2023 and 2022 is at the target number established by the Compensation and Human Resources Committee because we currently believe that is the probable outcome based on the Company’s performance through December 31, 2023.
2023 Option Exercises and Stock Vested
The following table presents information regarding the exercise of stock options during fiscal year 2023 by our named executive officers and vesting of performance shares and RSUs held by our named executive officers for fiscal year 2023.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andrew Witty	—	—	42,125	21,478,357
John Rex	—	—	25,161	12,926,379
Dirk McMahon	—	—	25,317	13,004,942
Brian Thompson	—	—	13,485	6,881,665
Rupert Bondy	—	—	3,821	1,974,678
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2023 Non-Qualified Deferred Compensation
The following table presents information as of the end of 2023 regarding the non-qualified deferred compensation arrangements for our named executive officers for fiscal year 2023.
Name (a)	Executive Contributions in Last FY ($)(1)(2) (b)	Registrant Contributions in Last FY ($)(1) (c)	Aggregate Earnings in Last FY ($)(3) (d)	Aggregate Withdrawals/ Distributions ($)(4) (e)	Aggregate Balance at Last FYE ($)(5) (f)
Andrew Witty	—	—	—	—	—
John Rex	—	—	528,795	—	2,701,563
Dirk McMahon	132,000	—	414,897	—	2,680,409
Brian Thompson	—	—	207,575	—	1,339,661
Rupert Bondy	—	—	—	—	—

(1)
All amounts in these columns have been reported as compensation in the 2023 Summary Compensation Table.

(2)
Named executive officers are eligible to participate in our Executive Savings Plan, which is a non-qualified deferred compensation plan. Under the plan, employees may currently defer up to 80% of their eligible annual base salary and up to 100% of their annual cash incentive awards. Amounts deferred, including Company credits, are credited to a bookkeeping account maintained for each participant, and are distributable pursuant to an election made by the participant as to time and form of payment that is made prior to the time of deferral. The Company maintains a Rabbi Trust for the plan. The Company’s practice is to set aside amounts in the Rabbi Trust to be used to pay for all benefits under the plan, but the Company is under no obligation to do so except in the event of a change in control.

(3)
Amounts deferred are credited with earnings from measuring investments selected by the employee from a predetermined collection of unaffiliated mutual funds identified by the Company. The Executive Savings Plan does not credit above market earnings or preferential earnings to amounts deferred. Employees may change their selection of measuring investments on a daily basis.

(4)
Under our Executive Savings Plan, unless an employee in the plan elects to receive distributions during the term of his or her employment with the Company, benefits will be paid no earlier than at the beginning of the year following the employee’s termination. However, upon a showing of severe financial hardship, an employee may be allowed to access funds in his or her deferred compensation account earlier. Benefits can be received either as a lump sum payment, in five or ten annual installments, in pre-selected amounts and on pre-selected dates or a combination thereof. An employee may change his or her election with respect to the timing and form of distribution for such deferrals under certain conditions. However, for deferrals relating to services performed on or after January 1, 2004, employees may not accelerate the timing of the distributions.

(5)
This column includes the amounts shown in column (b) as well as the following amounts reported in the summary compensation table for prior years:

Name	Amount Previously Reported
Andrew Witty	—
John Rex	1,100,203
Dirk McMahon	675,000
Brian Thompson	—
Rupert Bondy	—
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Executive Employment Agreements
We have entered into an employment agreement with each of the named executive officers. The table below and the narrative that follows summarize the material terms of their respective employment agreements.
Summary of Compensation Components
Compensation Component	Andrew Witty	John Rex	Dirk McMahon	Brian Thompson	Rupert Bondy
Base salary(1)	✓	✓	✓	✓	✓
Participation in incentive compensation plans(1)	✓	✓	✓	✓	✓
Stock-based awards(1)	✓	✓	✓	✓	✓
$2 million term life insurance policy(2)	✓	✓	✓	✓	✓
Long-term disability policy(2)(3)	✓	✓	✓	✓	✓
Generally available employee benefit programs	✓	✓	✓	✓	✓

(1)
Any adjustments to base salary, actual bonuses payable and stock-based awards are at the discretion of the Compensation and Human Resources Committee.

(2)
Benefit provided at the Company’s expense.

(3)
Annual benefit covers 60% of eligible base salary in the event of a qualifying long-term disability, subject to the terms of the policy.

Termination Provisions
Each employment agreement and each executive officer’s employment may be terminated (a) by mutual agreement, (b) by the Company with or without “Cause”, (c) by the executive officer, and (d) upon the executive officer’s death or disability that renders him or her incapable of performing the essential functions of his or her job, with or without reasonable accommodation. Each executive officer may also terminate his or her employment agreement and employment at any time for “Good Reason”. If the executive officer’s employment is terminated by the Company without “Cause” or by the executive officer for “Good Reason”, the Company will provide the executive officer with outplacement services consistent with those provided to similarly situated executives and pay the executive officer severance compensation equal to the sum of (a) 200% of his or her annualized base salary as of his or her termination date, (b) 200% of the average of his or her last two calendar year bonuses, or if termination occurs within two years from the start of employment with the Company, 200% of his or her target incentive, excluding any stock compensation awards and any special or one-time bonus or incentive compensation payments, and (c) $12,000 to offset the costs of benefit continuation coverage. The severance compensation will be payable over a 24-month period. In addition, if the Company terminates John Rex’s employment without Cause, or if John terminates employment for “Good Reason”, John has the option to remain employed in an advisory capacity for one year (at his then-current annual base salary and target bonus) following notification of termination.
Material Definitions
As defined in each executive officer’s employment agreement, “Cause” means (a) material failure to follow the Company’s reasonable direction, or to perform any duties reasonably required on material matters; (b) material violation of, or failure to act upon or report known or suspected violations of, the Company’s Code of Conduct; (c) conviction of any felony, commission of any criminal, fraudulent or dishonest act, or any conduct that is materially detrimental to the Company’s interests, or (d) material breach of the employment agreement. The Company must provide the executive office with written notice of Cause within 120 days of discovery, and the executive will have 60 days to remedy the conduct, if the conduct is reasonably capable of being remedied.
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As defined in each executive officer’s employment agreement, “Good Reason” exists if the Company (a) reduces the executive officer’s base salary or long or short-term target bonus percentage other than in connection with a general reduction affecting a group of similarly situated employees, (b) moves the executive officer’s primary work location more than 50 miles, or (c) makes changes that substantially diminish the executive officer’s duties or responsibilities. For Andrew Witty, John Rex and Dirk McMahon, “Good Reason” also exists if the Company changes the executive officer’s reporting relationship. For John, “Good Reason” also exists if the Company makes changes resulting in John no longer serving as both Chief Financial Officer of the Company and as a member of the Office of the Chief Executive Officer. The executive officer must provide the Company with written notice of the circumstances constituting “Good Reason” within 120 days of discovery, and the Company will have 60 days to remedy the circumstances, if they are reasonably capable of being remedied.
Non-Solicitation, Non-Competition and Confidentiality Provisions
Each executive officer is subject to provisions prohibiting his or her solicitation of the Company’s employees and customers or competing with the Company during the term of the employment agreement and for two years following termination of employment for any reason. For Rupert Bondy, these prohibitions are applicable only to the extent permissible under the American Bar Association Model Rules of Professional Conduct’s provisions regarding restrictions on the right to practice law or any applicable state counterpart. In addition, each executive officer is prohibited at all times from disclosing Company confidential information.
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Potential Payments Upon Termination or Change in Control
The following table describes the potential payments to named executive officers upon termination of employment or a change in control of the Company as of December 31, 2023. Amounts are calculated based on the benefits available to the named executive officers under existing plans and arrangements, including each of their employment agreements described under “Executive Employment Agreements”.
Name	For Good Reason or Not For Cause ($)	Death ($)	Disability ($)	Retirement ($)	Change In Control ($)
Andrew Witty
Cash Payments	8,322,000	—	—	—	—
Annual Cash Incentive(1)	—	6,000,000	6,000,000	6,000,000	—
Insurance Benefits	—	2,000,000	900,000	—	—
Continued Equity Vesting(2)	43,708,514	33,518,161	33,518,161	43,708,514	43,708,514
Total(3)	52,030,514	41,518,161	40,418,161	49,708,514	43,708,514
John Rex
Cash Payments	6,662,000	—	—	—	—
Annual Cash Incentive(1)	—	4,800,000	4,800,000	4,800,000	—
Insurance Benefits	—	2,000,000	720,000	—	—
Continued Equity Vesting(2)	31,972,779	24,897,022	24,897,022	31,972,779	31,972,779
Total(3)	38,634,779	31,697,022	30,417,022	36,772,779	31,972,779
Dirk McMahon
Cash Payments	6,662,000	—	—	—	—
Annual Cash Incentive(1)	—	4,800,000	4,800,000	4,800,000	—
Insurance Benefits	—	2,000,000	720,000	—	—
Continued Equity Vesting(2)	31,972,779	24,897,022	24,897,022	31,972,779	31,972,779
Total(3)	38,634,779	31,697,022	30,417,022	36,772,779	31,972,779
Brian Thompson
Cash Payments	5,416,000	—	—	—	—
Annual Cash Incentive(1)	—	4,000,000	4,000,000	4,000,000	—
Insurance Benefits	—	2,000,000	600,000	—	—
Continued Equity Vesting(2)	17,001,327	14,893,067	14,893,067	—	19,043,230
Total(3)	22,417,327	20,893,067	19,493,067	4,000,000	19,043,230
Rupert Bondy
Cash Payments	4,124,500	—	—	—	—
Annual Cash Incentive(1)	—	2,362,500	2,362,500	2,362,500	—
Insurance Benefits	—	2,000,000	525,000	—	—
Continued Equity Vesting(2)	6,361,985	5,096,422	5,096,422	—	7,508,181
Total(3)	10,486,485	9,458,922	7,983,922	2,362,500	7,508,181

(1)
Represents the maximum amount the Compensation and Human Resources Committee may in its discretion determine, but is not required, to pay the executive officer (or the executive officer’s estate, if applicable) based upon a prorated portion of the award the executive officer would have received but for his death, disability or retirement, calculated at the achievement of the maximum performance target, as more fully described in footnote 2 to the 2023 Grants of Plan-Based Awards table. For the purposes of this table, the potential amounts have not been prorated because the table assumes a death, disability or retirement as of December 31, 2023.

(2)
Represents the (i) unvested RSUs multiplied by the closing stock price on December 29, 2023 ($526.47), (ii) intrinsic value of the unvested stock options, which is calculated based on the difference between the closing price of our stock on December 29, 2023 ($526.47) and the exercise or grant price of the unvested stock options as of that date, and (iii) the number of performance shares earned if target performance is achieved multiplied by the closing stock price on December 29, 2023 ($526.47). If maximum performance is achieved for the performance shares,

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the amounts for Continued Equity Vesting would be (a) “For Good Reason or Not for Cause”, $63,572,227 for Andrew; $46,027,948 for John; $46,027,948 for Dirk; $25,168,982 for Brian; and $11,188,662 for Rupert; (b) for “Death” and “Disability”, $43,191,521 for Andrew; $31,876,435 for John; $31,876,435 for Dirk; $18,910,560 for Brian; and $7,511,340 for Rupert; (c) for “Retirement”, $63,572,227 for Andrew; $46,027,948 for John; and $46,027,948 for Dirk; and (d) for “Change in Control”, $63,572,227 for Andrew; $46,027,948 for John; $46,027,948 for Dirk; $27,210,886 for Brian; and $12,334,858 for Rupert.
“For Good Reason or Not for Cause”, the amount includes the value of unvested stock compensation awards held by the named executive officer that will not immediately vest upon termination but will continue to vest through any applicable severance period. For “Retirement”, the amount includes the value of certain unvested stock compensation awards granted in 2020, 2021, 2022, and 2023 that will continue to vest and be exercisable for a period of five years (but not after the award’s expiration date). The value of the awards that will not immediately vest is based on their intrinsic values on December 31, 2023. However, because these awards would continue to vest after termination of employment or retirement, the actual value the named executive officer would receive is not determinable. At December 31, 2023, Andrew, John and Dirk had met the retirement eligibility provisions. For additional information regarding termination provisions applicable to stock compensation awards granted under our 2020 Stock Incentive Plan, see footnote 3 to the “2023 Grants of Plan Based Awards” table.
(3)
Does not include the value of benefits, plans or arrangements that would be paid or available following termination of employment that do not discriminate in scope, terms or operation in favor of our executive officers and that are generally available to all salaried employees or accrued balances under any non-qualified deferred compensation plan that is described above.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship between the annual total compensation of our median employee and the annual total compensation of our CEO.
For purposes of reporting annual total compensation and the ratio of annual total compensation of our CEO to our median employee, both the CEO and median employee’s annual total compensation were calculated consistent with the Summary Compensation Table executive compensation disclosure requirements, plus the value of employer-paid health insurance contributions. Our median employee compensation was $66,821 and our CEO’s compensation was $23,551,610. Accordingly, our CEO to median employee pay ratio is 352:1.
Our enterprise-wide Company compensation philosophy is designed to attract and retain high-quality talent and provide market-competitive total compensation opportunities that support our pay-for-performance culture. Actual pay practices vary for employees by level and geographic location based on competitive market factors. The most significant difference in the pay practices for our CEO versus our median employee is the use of variable/at-risk compensation.
We consistently applied total cash compensation as the measure to determine the median employee in our global employee population as of October 1, 2023. That workforce population consisted of 423,619 global full-time, part-time, temporary and seasonal employees employed on that date. 136,335 of those employees were located outside the United States and we then applied the de minimis exemption to exclude 13,211 employees in Colombia and Peru (3.1% of our global employee population).
We have a broad and diverse workforce with approximately 58% of the people represented in three key talent pillars (35% clinicians, 13% customer-facing employees and 10% information and computer technologists). Our median employee (one of our customer-facing employees) is a non-exempt, full-time employee who works within our operations function as a senior provider data specialist in the United States.
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A summary of our workforce population is provided in the charts below:
By Tenure
By Geography

Pay vs. Performance
The disclosure included in this section is prescribed by SEC rules and is not incorporated by reference to Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The Compensation and Human Resources Committee did not consider the pay versus performance data presented below in making its pay decisions for any of the years shown.
As described in greater detail above in the “Compensation Discussion and Analysis” section, our executive compensation program strongly links executive pay and the achievement of enterprise goals, which are aligned to the economic interests of our shareholders. This strong pay-for-performance linkage is a core principle of our executive compensation philosophy, with a large majority of executive officers’ compensation at risk and weighted towards long-term compensation to promote long-term shareholder value creation. Approximately 82% of total compensation granted to our named executive offers in 2023 was stock-based long-term compensation that is earned over multiple years only if our company and stock perform for shareholders. Our robust oversight and governance practices discourage excessive or unnecessary risk-taking and include a balanced set of performance measures with different metrics used for our annual and long-term incentive plans. Our stock retention policy requires executive officers to hold, for at least one year, one-third of the net shares acquired upon vesting or exercise of any stock compensation award. For example, an executive exercising options which had been held for ten years is required to retain one-third of the net shares acquired for an additional year. In addition, our compensation clawback policies allow, and in some cases require, the Board to seek cash or stock compensation reimbursement from our senior executives in certain circumstances, including specified situations involving financial restatements, material detrimental conduct, or violation of non-compete, non-solicit or confidentiality provisions.
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The following table sets forth information concerning the compensation imputed to our current and former Principal Executive Officers (each, a PEO) and to our other Named Executive Officers (NEOs) compared to certain performance measures for the years ended December 31, 2023, 2022, 2021, and 2020.
							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Current PEO(2)(4)	Summary Compensation Table Total for Former PEO(2)(4)	Compensation Actually Paid Current PEO(1)(2)(5)(6)	Compensation Actually Paid Former PEO(1)(2)(5)(6)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)(4)	Average Compensation Actually Paid Non-PEO Named Executive Officers(1)(3)(5)(6)	TSR	Peer Group TSR (S&P Health Care Index)(7)	Net Income	Adjusted EPS(8)
2023	$23,534,936	—	$20,178,170	—	$12,198,157	$10,383,382	$190	$143	$23,144,000,000	$25.12
2022	$20,865,106	—	$31,259,796	—	$13,210,724	$17,698,638	$188	$140	$20,639,000,000	$22.19
2021	$18,433,143	$11,221,093	$55,452,750	$36,611,403	$11,347,389	$29,088,841	$176	$143	$17,732,000,000	$19.02
2020	—	$17,872,713	—	$37,166,242	$11,312,854	$19,941,168	$121	$113	$15,769,000,000	$16.88

(1)
The term compensation actually paid is a mandated SEC naming convention, and the methodology for calculating compensation actually paid also is mandated by the SEC rule. The amount shown for any period, however, does not reflect total compensation actually earned during the period. Instead, the amounts shown reflect, among other things, adjustments to the grant date fair value of stock compensation awards reported in the Summary Compensation Table to reflect their fair value as of the last day of the fiscal year and increases or decreases in the value of unvested stock compensation awards granted in prior years, which may never actually vest or may have a different value when they do vest. Accordingly, these totals change from year to year based primarily upon share performance, but do not reflect actual compensation paid or earned by an executive for any year. Compensation resulting from an award of options or RSUs is not actually realized until exercise, in the case of options, which vest over 4 years and have a 10-year duration; vesting of RSUs which vest ratably over 4 years; or completion and achievement of a long-term performance share plan, which has a 3-year duration. See footnote 5 below for a more detailed break down between earned/vested and unearned/unvested amounts.

(2)
Andrew Witty has served as our PEO since February 3, 2021. Dave Wichmann, our former PEO, served as our PEO until February 2, 2021. These columns reflect amounts for both PEOs in 2021 when both served as PEO for a portion of the year.

(3)
For 2022 and 2023, our other NEOs were John Rex, Dirk McMahon, Brian Thompson and Rupert Bondy. For 2021, our other NEOs were John Rex, Dirk McMahon, Brian Thompson and Marianne Short. For 2020, our other NEOs were John Rex, Andrew Witty, Dirk McMahon and Patricia Lewis.

(4)
The values reflected in this column reflect the Total compensation set forth in the Summary Compensation Table (SCT) on page 50. See the footnotes to the SCT for further detail regarding the amounts in these columns.

(5)
In accordance with SEC rules, the Compensation Actually Paid (CAP) totals reflected in these columns is computed by deducting and adding the following amounts from the Total column of the SCT (fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP). The change in value from the SCT to CAP is based on the

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change in fair value of outstanding long-term incentive awards which is primarily driven by changes in our share price and company performance between measurement dates:
2023	Current PEO	Non-PEO NEOs
SCT Total Compensation	$23,534,936	$12,198,157
Deduct Grant Date Fair Value of Stock Awards and Option Awards (as disclosed in the SCT)	$(20,001,084)	$(9,825,797)
Add Fair Value of Awards Granted in 2023 (Unvested / Unearned) as of 12/31/23	$20,931,590	$10,203,134
Add Change in Fair Value of Awards Granted in Prior Years (Unvested / Unearned) as of 12/31/23	$(2,051,233)	$(1,122,439)
Add Change in Fair Value of Awards Granted in Prior Years that Vested during 2023 as of the Vesting Date	$(2,236,039)	$(1,069,673)
CAP Total	$20,178,170	$10,383,382
2022	Current PEO	Non-PEO NEOs
SCT Total Compensation	$20,865,106	$13,210,724
Deduct Grant Date Fair Value of Stock Awards and Option Awards (as disclosed in the SCT)	$(16,500,772)	$(9,700,891)
Add Fair Value of Awards Granted in 2022 (Unvested / Unearned) as of 12/31/22	$19,765,736	$11,470,624
Add Change in Fair Value of Awards Granted in Prior Years (Unvested / Unearned) as of 12/31/22	$4,501,423	$2,159,448
Add Change in Fair Value of Awards Granted in Prior Years that Vested during 2022 as of the Vesting Date	$2,628,303	$558,733
CAP Total	$31,259,796	$17,698,638
2021	Current PEO	Former PEO	Non-PEO NEOs
SCT Total Compensation	$18,433,143	$11,221,093	$11,347,389
Deduct Grant Date Fair Value of Stock Awards and Option Awards (as disclosed in the SCT)	$(14,375,350)	—	$(8,575,523)
Add Fair Value of Awards Granted in 2021 (Unvested / Unearned) as of 12/31/21	$24,998,702	—	$14,389,137
Add Change in Fair Value of Awards Granted in Prior Years (Unvested / Unearned) as of 12/31/21	$22,167,623	$22,084,683	$10,877,212
Add Change in Fair Value of Awards Granted in Prior Years that Vested during 2021 as of the Vesting Date	$4,228,632	$3,305,627	$1,050,626
CAP Total	$55,452,750	$36,611,403	$29,088,841
2020	Former PEO	Non-PEO NEOs
SCT Total Compensation	$17,872,713	$11,312,854
Deduct Grant Date Fair Value of Stock Awards and Option Awards (as disclosed in the SCT)	$(12,800,630)	$(8,050,262)
Add Fair Value of Awards Granted in 2020 (Unvested / Unearned) as of 12/31/20	$16,861,629	$10,678,145
Add Change in Fair Value of Awards Granted in Prior Years (Unvested / Unearned) as of 12/31/20	$9,852,819	$4,699,669
Add Change in Fair Value of Awards Granted in Prior Years that Vested during 2020 as of the Vesting Date	$5,379,711	$1,300,762
CAP Total	$37,166,242	$19,941,168

(6)
The methodology used to determine the fair value of long-term incentive awards at each measurement date for purposes of the SEC pay versus performance disclosure rules is consistent with the methodology used to calculate the grant date fair value of these same awards for purposes of SCT Total Compensation. The inclusion of long-term incentive awards granted in prior years and the change in our stock price at each measurement date (and the

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resulting impact on the fair value calculation) is the most significant factor in the difference between the reported SCT Total Compensation and the determination of compensation amounts attributable in determining CAP for each reporting year under the SEC pay versus performance rules.
(7)
Reflects our cumulative TSR and the cumulative TSR of the S&P Health Care Index for the year ended December 31, 2020, the two-years ended December 31, 2021, the three years ended December 31, 2022, and the four years ended December 31, 2023, assuming a $100 investment at the closing price on December 31, 2019 and the reinvestment of all dividends.

(8)
Performance shares granted under our long-term incentive plan, which are selected to ensure a strong pay-for-performance alignment between the Company’s executive compensation program and drivers of shareholder value, account for 42% and 40% of overall compensation respectively to our PEO and non-PEO NEOs during the most recently completed fiscal year and are weighted equally between cumulative adjusted EPS and average return on equity for the three-year performance period. Cumulative adjusted EPS includes the adjusted EPS for each year of the three-year performance period. Refer to Appendix A for a description of how adjusted EPS is calculated from the Company’s financial statements and the section entitled “Long-Term Awards” in the “Compensation Discussion and Analysis” section of this proxy statement for additional information related to the adjusted EPS performance measure within our long-term performance share awards. The correlation and impact of operating income (a performance measure described in more detail in our discussion of our annual incentive plan in the “Compensation Discussion and Analysis” section above) on adjusted EPS is the reason we selected adjusted EPS for inclusion in our Pay Versus Performance table as opposed to the return on equity metric.

As reflected in the pay versus performance table above, our net income and adjusted EPS steadily increased during the 2020 through 2023 timeframe and TSR has also increased during each of the measurement periods included in the disclosure. While there is a strong correlation between our financial performance as reflected by net income and adjusted EPS and any increases in the compensation amounts reported in the SCT given our pay for performance philosophy, a similar correlation with how compensation is attributed to determine CAP using the SEC’s required calculation methodology will not always exist. Although a large majority of our executives’ total compensation is earned based on achievement of enterprise-wide goals, which is further described in the “Compensation Discussion and Analysis” section of this proxy statement, and our stock price performance during the vesting period of the long-term incentives, the methodology required to attribute compensation to determine CAP under the SEC rules may not always reflect a direct correlation to financial performance. For example, although both net income and adjusted EPS increased from 2022 to 2023 and TSR has increased in each of the measurement periods, amounts attributed to determine CAP for both the PEO and the average across the non-PEO NEOs decreased from 2021 to 2023 due to how the yearly changes in the fair value of outstanding long-term incentive awards are calculated and impact the calculation of compensation amounts attributed as CAP under the SEC pay versus performance rules.
Most Important Performance Measures. The most important performance measures that we use in setting pay-for-performance compensation for the most recently completed fiscal year are listed alphabetically in the table below. The manner in which these measures determine the amounts of incentive compensation paid to our NEOs is described above in the “Compensation Discussion and Analysis” section of this proxy statement.
Most Important Performance Measures
Adjusted Earnings Per Share (EPS)
Cash Flow from Operations
Employee Experience Index (EXI)
Operating Income
Net Promoter System (NPS)
Return on Equity
Revenue
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PROPOSAL 2: Advisory Approval of the Company’s Executive Compensation
The Board recognizes the significant interest of shareholders in executive compensation matters. As required by Section 14A of the Exchange Act, we are seeking shareholders’ views on our executive compensation philosophy and practices through an advisory vote on the following resolution at the Annual Meeting:
“Resolved, the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures.”
The Compensation Discussion and Analysis, compensation tables and related narrative disclosures appear on pages 35-65 of this proxy statement.
As discussed in the Compensation Discussion and Analysis, the Board believes our executive compensation program attracts and retains highly qualified executives while linking executive compensation directly to Company-wide performance and long-term shareholder interests. In deciding how to vote on this proposal, the Board asks you to consider the key points with regard to our executive compensation program included in the Compensation Discussion and Analysis and in the “Executive Summary” section on pages 35-48 of this proxy statement.
This advisory proposal, commonly referred to as a Say-on-Pay proposal, is not binding on the Board. Nonetheless, the Board and the Compensation and Human Resources Committee will review and consider them when evaluating our executive compensation program, as we do each year.
In addition to our annual advisory vote to approve the Company’s executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues. These engagement efforts take place throughout the year where appropriate through meetings, telephone calls and correspondence involving our senior management, directors and representatives of our shareholders.

The Board recommends you vote FOR approval of the compensation of the named executive officers, as disclosed in this proxy statement. Executed proxies will be voted FOR approval of the compensation of the named executive officers unless you specify otherwise.

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Audit

Audit and Finance Committee Report
The Audit and Finance Committee (the Committee) of our Board is comprised of four non-employee directors, all of whom are audit committee financial experts, as defined by the SEC. The Board has determined all of the members of the Committee are independent within the meaning of the listing standards of the NYSE, the rules of the SEC and the Company’s Standards for Director Independence. The Committee operates under a written charter adopted by the Board accessible in the corporate governance section of our website at https://www.unitedhealthgroup.com/people-and-businesses/standards.html.
The Committee has responsibility for selecting and evaluating the independent registered public accounting firm, which reports directly to the Committee, overseeing the performance of the Company’s internal audit function, and assisting the Board in its oversight of enterprise risk management, privacy, cybersecurity, data protection, artificial intelligence framework, ethics and compliance. Management has primary responsibility for the Company’s consolidated financial statements and the overall reporting process, for maintaining adequate internal control over financial reporting and, with the assistance of the Company’s internal auditors, for assessing the effectiveness of the Company’s internal control over financial reporting. Deloitte & Touche LLP (Deloitte) has served as the Company’s independent registered public accounting firm since 2002. In addition, the Committee oversees the Company’s Compliance and Ethics program and management’s processes to identify sustainability investment criteria and to ensure the accuracy of key disclosures related to sustainability matters.
The Committee engages with the Company’s independent registered public accounting firm and the internal auditors regarding the overall scope and plans for their respective audits. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of the consolidated financial statements with generally accepted accounting principles (GAAP) in the United States of America, and auditing management’s assessment of the effectiveness of internal control over financial reporting. The Committee’s responsibility is to monitor and oversee these processes and to oversee management’s processes to identify and quantify material risks facing the Company, including risks disclosed in the Company’s Annual Report on Form 10-K. The Committee meets regularly with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting and reporting.
The Committee has adopted a Policy for Approval of Independent Auditor Services (the Policy) outlining the scope of services the independent registered public accounting firm may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining the independent registered public accounting firm to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services that may not be performed by the independent registered public accounting firm under any circumstances. Pursuant to these guidelines, the Committee approves fee thresholds annually for each of these categories, and services within these thresholds are deemed pre-approved.
Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with GAAP. The Committee has reviewed and discussed with management and Deloitte in separate sessions the Company’s consolidated financial statements for the years ended December 31, 2023, 2022 and 2021, management’s annual report on the Company’s internal control over financial reporting and Deloitte’s attestation. The Committee discussed with management and Deloitte the process used to support certifications by the Company’s CEO and CFO as required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic
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filings with the SEC and the process used to support management’s annual report on the Company’s internal controls over financial reporting.
The Committee discussed with Deloitte matters required to be discussed by the applicable Public Company Accounting Oversight Board standards, including any critical audit matters, and Rule 2-07 of Regulation S-X. Deloitte provided to the Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Committee concerning independence, and the Committee discussed with Deloitte the accounting firm’s independence. In considering the independence of Deloitte, the Committee took into consideration whether the provision of non-audit services is compatible with maintaining the independence of Deloitte. In connection with its selection of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2024, the Committee conducted a performance evaluation of Deloitte’s services.
Based upon the Committee’s review of the financial statements, its independent discussions with management and Deloitte, and its review of the representation of management and the report of the independent registered public accounting firm, and subject to the limitations of its role, the Committee recommended to the Board that the audited consolidated financial statements for the years ended December 31, 2023, 2022 and 2021 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC.
Members of the Audit and Finance Committee
F. William McNabb III (Chair)
Charles Baker
Paul Garcia
Kristen Gil
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Disclosure of Fees Paid to Independent Registered Public Accounting Firm
Aggregate fees billed to the Company for the fiscal years ended December 31, 2023 and 2022, represent fees billed by the Company’s principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, which includes Deloitte Consulting (collectively, Deloitte). The Audit and Finance Committee pre-approved the audit and non-audit services provided in the years ended December 31, 2023 and 2022, by Deloitte, as reflected in the table below.
Fee Category	2023 ($)	2022 ($)
Audit Fees(1)	19,637,000	19,247,000
Audit-Related Fees(2)	8,648,000	8,432,000
Total Audit and Audit-Related Fees	28,285,000	27,679,000
Tax Fees(3)	3,466,000	1,398,000
Total	31,751,000	29,077,000

(1)
Audit fees for 2023 and 2022 include the audit of our consolidated financial statements and internal control over financial reporting, quarterly reviews, other statutory and legal entity audits, and consultations on technical matters.

(2)
Audit Related Fees for 2023 and 2022 include service organization controls (SOC) reports, benefit plan audits, assurance services for one of our subsidiaries, and certain AICPA agreed upon procedures.

(3)
Tax Fees include tax compliance, planning and support services. In 2023 and 2022, approximately $88,000 and $141,000, respectively, of Tax Fees were related to international tax services, approximately $3,221,000 and $984,000, respectively, of Tax Fees were for tax operating model design services and audit support and approximately $157,000 and $273,000, respectively, of Tax Fees were related to tax compliance (review and preparation of corporate tax returns, review of the tax treatment for certain expenses and claims for refunds).

Audit and Finance Committee’s Consideration of Independence of Independent Registered Public Accounting Firm
The Audit and Finance Committee has reviewed the nature of non-audit services provided by Deloitte and has concluded these services are compatible with maintaining the firm’s ability to serve as our independent registered public accounting firm.
Audit and Non-Audit Services Approval Policy
The Audit and Finance Committee has adopted a Policy for Approval of Independent Auditor Services outlining the scope of services Deloitte may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining Deloitte to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services which may not be performed by Deloitte under any circumstances. Pursuant to these guidelines, the Audit and Finance Committee approves fee thresholds annually for each of these categories, and services within these thresholds are deemed pre-approved. The Audit and Finance Committee has delegated authority to the Chair of the Audit and Finance Committee to pre-approve permitted audit and non-audit services between regularly scheduled quarterly Audit and Finance Committee meetings, provided such pre-approvals are presented to the Audit and Finance Committee at its next scheduled meeting. All fees reported above were approved pursuant to the Policy. The services provided by our independent registered public accounting firm and related fees are discussed with the Audit and Finance Committee, and the Policy is evaluated and updated periodically by the Audit and Finance Committee.
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PROPOSAL 3: Ratification of Independent Registered Public Accounting Firm
The Audit and Finance Committee is directly responsible for the appointment, evaluation, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit and Finance Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024. Deloitte has been retained as our independent registered public accounting firm since 2002. The Audit and Finance Committee is responsible for approving audit fees associated with the retention of Deloitte. In order to assure continuing auditor independence, the Audit and Finance Committee periodically considers whether there should be a rotation of our independent registered public accounting firm. Further, as part of the Audit and Finance Committee’s assessment of Deloitte and in conjunction with the mandated rotation of the audit firm’s lead engagement partner, in October 2020, the Audit and Finance Committee interviewed candidates to become Deloitte’s new lead engagement partner and following those interviews, selected the individual who became the new lead engagement partner beginning in 2022.
Our Audit and Finance Committee conducts an evaluation of Deloitte on an annual basis. Based on its most recent evaluation of Deloitte, the members of the Audit and Finance Committee believe the continued retention of Deloitte as the Company’s independent registered public accounting firm is in the best interest of the Company and its shareholders. Among the factors considered by the Audit and Finance Committee in reaching this recommendation were the following: the quality and efficiency of Deloitte’s historical and recent audit plans and performance; Deloitte’s capabilities and expertise in handling the breadth and complexity of the Company’s operations; external data on audit quality and performance, including recent Public Company Accounting Oversight Board reports on Deloitte; the appropriateness of Deloitte’s fees for audit and non-audit services; Deloitte’s independence and objectivity; and the quality and candor of Deloitte’s communications with management and the Audit and Finance Committee.
The Board has proposed that shareholders ratify the appointment of Deloitte at the Annual Meeting. If shareholders do not ratify the appointment of Deloitte, the Audit and Finance Committee will reconsider the appointment but is not obligated to appoint another independent registered public accounting firm. The Audit and Finance Committee periodically evaluates whether to rotate our independent registered public accounting firm.
Representatives of Deloitte are expected to be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

The Board recommends you vote FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2024. Executed proxies will be voted FOR ratification of this appointment unless you specify otherwise.

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Annual Meeting

PROPOSAL 4: Shareholder Proposal Requiring a Political Contributions Congruency Report
We have been informed The Educational Foundation of America intends to introduce the proposal set forth below at the Annual Meeting. In accordance with SEC rules, the text of the proposal is printed verbatim from the submission. The Company will provide to shareholders the address and reported holdings of the Company’s common stock for the proposal sponsor promptly upon receiving an oral or written request. The Board has recommended a vote against this proposal for the reasons set forth following the proposal.
Proposal 4 — Political Expenditures Misalignment with Company Values
WHEREAS: Public data collected by OpenSecrets.org show that UnitedHealth Group (“UnitedHealth”) and its employee PAC rank in the top 1% of political donors.1
As long-term shareholders of UnitedHealth, we support transparency and accountability in corporate electoral spending. Informed disclosure is in the best interest of the company and its shareholders. As the Supreme Court recognized in its 2010 Citizens United decision, such transparency “permits citizens and shareholders to react to the speech of corporate entities in a proper way” and “enables the electorate to make informed decisions and give proper weight to different speakers and messages.”
Greater political spending transparency is associated with increased investment levels, both domestic and foreign, and decreased investment volatility.2 Increased institutional investment, increased analyst following, and decreased analyst forecast error and forecast dispersion are all positively correlated with greater transparency.3
UnitedHealth publicly discloses a policy on corporate political spending and its direct contributions to candidates, parties, and committees. However, greater transparency is warranted because our company does not disclose information regarding misalignment between its political spending and the company’s publicly stated values and vision as articulated in its Sustainability Report and related ESG disclosures. Investors are unable to determine if UnitedHealth is directing its political expenditures in a way that is consistent with company values and interests and mitigates reputation risk.
To minimize values misalignment and reputation and brand risk, UnitedHealth should establish clear policies and reporting on such misalignment.
RESOLVED: Shareholders request the Board annually publish a report, at reasonable expense, analyzing the congruence of UnitedHealth’s political and electioneering expenditures during the preceding year against its publicly stated company values and policies. The report should state whether UnitedHealth has made, or plans to make, changes in contributions or communications as a result of identified incongruencies.
SUPPORTING STATEMENT: Proponents recommend, at management discretion, that UnitedHealth include in its analysis metrics that illuminate the degree to which political contributions align with stated values and policy priorities year over year, and present such metrics in the aggregate. Proponents further recommend that the report also contain management’s analysis of risks to our company’s brand, reputation, or shareholder value of political spending, including expenditures for electioneering communications, that conflict with publicly stated company values. “Expenditures for

1
https://www.opensecrets.org/orgs/unitedhealth-group/summary?id=D000000348

2
https://doi.org/10.1016/j.jcorpfin.2018.08.014

3
https://www.sciencedirect.com/science/article/abs/pii/S0929119918301135

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electioneering communications” means spending, from the corporate treasury and from its PACs, during the year, directly or through third parties, in printed, internet, or broadcast communications, which are reasonably susceptible to interpretation as being in support of or in opposition to a specific candidate.
Board of Directors’ Recommendation
The Board unanimously recommends a vote AGAINST the foregoing proposal for the following reasons:
We have carefully considered this proposal and have concluded it is unnecessary and not in the best interests of the Company and its shareholders.
•
We recognize and appreciate investor and stakeholder interest in this important topic. In response to feedback from our shareholders and others, which have been broadly supportive of the Company’s transparency, we continue to strengthen our approach to reviewing, making, and reporting political contributions to effectively manage reputation and brand risk while remaining engaged with policymakers on the Company’s advocacy priorities.

•
This is the third consecutive year UnitedHealth Group received this proposal, which failed to receive majority support in 2022 and 2023 and after a 26 percent decline in shareholder support for this proposal from 2022 to 2023.

•
UnitedHealth Group publishes a Political Contributions and Related Activity Report, which we have done for over a decade. This report provides transparency into our approach and governance practices related to political contributions, trade association memberships, lobbying activities and public policy priorities.

•
While the proponent asserts that its proposal would “minimize values misalignment and reputation and brand risk,” it failed to identify any specific examples of misalignment or other detriment to shareholders resulting from the Company’s current approach to governance and disclosure of political contributions. The proponent also has not been able to provide an example of the reporting being sought that they find acceptable.

•
UnitedHealth Group’s approach to political contributions and advocacy is grounded in our core public policy priorities — expanding access to care, improving health care affordability and simplifying the health care experience. These priorities are detailed in “A Path Forward,” available on the Company’s website. Accordingly, we consider factors such as a candidate’s role in advancing key health care policies that impact the Company and people we serve when making political contribution decisions.

•
Our political giving comes with the understanding that we may not agree with every position taken by each recipient of political contributions from the Company on the many issues considered by policymakers and candidates for public office. We regularly evaluate recipients of political contributions.

Recent Enhancements to Political Contributions and Related Activity Reporting
UnitedHealth Group’s Board of Directors has enhanced corporate governance policies over time to align with best practices, drive sustained shareholder value and respond to the interests of our shareholders.
We have consistently engaged with stakeholders and shareholders, including the proponents of this proposal, about our approach to political contributions and have made enhancements in recent years to our reporting and processes to increase transparency regarding our political contributions, trade association memberships, lobbying activities and public policy priorities including:
•
Detailing the multi-step review process in place for evaluating each political contribution in our 2023 Political Contributions and Related Activity Report.

•
In 2021, we also conducted an assessment of the review process and added a new, third-party candidate vetting resource in 2022.

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•
Added information on the Company’s approach and governance related to trade association memberships to our 2023 Political Contributions and Related Activity Report.

•
Amended our Political Contributions Policy, which the Board oversees, to further articulate key considerations for making political contributions and the due diligence performed on each political contribution made by the Company in 2022.

Board Oversight
Board oversight and strong and effective governance practices help to ensure UnitedHealth Group’s political contributions are aligned to, and consistent with, the Company’s declared public policy priorities. The Board appreciates the potential reputational risks associated with the Company making political contributions and has strong governance in place to manage such risks. Overall, and particularly in light of the importance of government-funded programs to the evolving health care landscape and the Company’s business, the Board believes it is important to engage in the policymaking process on a bipartisan basis, in multiple ways, including through the making of political contributions. We also believe participating in industry and trade associations is important to advancing our mission and public policy priorities and routinely evaluate the effectiveness of our memberships in trade associations. The key trade associations to which we belong are aligned to one or more of our priorities outlined in “A Path Forward”.
The Governance Committee of the Board of Directors oversight responsibilities include:
•
Reviewing and recommending to the Board periodically any changes to the Company’s Political Contributions Policy.

•
Reviewing quarterly reports of political contributions made by the Company and its political action committees —  which include the purpose and benefit of the political contributions — and approving the semi-annual public disclosure of such contributions.

•
Monitoring the Company’s advocacy and lobbying processes and activities, including key trade association and coalition memberships.

•
Overseeing the manner in which the Company conducts its public policy and government relations activities.

•
Overseeing the Company’s external relations functions and activities.

Conclusion
We remain committed to transparency and regularly review our approach to disclosure of political contributions and related activities as a fundamental part of our existing governance activities. Board and management oversight, strong and effective governance processes, and a strategic and comprehensive review process ensure we are making political contributions in alignment with our core public policy priorities and minimizing reputational risk.
As we continue to navigate an evolving health care landscape, we believe it is our responsibility — on behalf of the people and communities we serve, our employees, shareholders and businesses — to engage in the policymaking process on a bipartisan basis. The additional reporting sought by the proponents is unnecessary and detracts from our focus on advancing public policy solutions to further our Company’s mission of helping people live healthier lives and helping make the health system work better for everyone.
For these reasons, the Board recommends you vote AGAINST the proposal. Executed proxies will be voted AGAINST this proposal unless you specify otherwise.
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Questions and Answers About the Annual Meeting and Voting
1.
When and where is our Annual Meeting?

We will be holding our Annual Meeting virtually on Monday, June 3, 2024, at 11:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/UNH2024.
We have determined that the 2024 Annual Meeting will be held in virtual format only. At our Annual Meeting, shareholders will be able to participate in, vote and submit questions via the internet. Whether or not you plan to participate in the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials. Additional information can also be found at https://www.unitedhealthgroup.com/investors/annual-reports.html.
An archived copy of the Annual Meeting will be available on the Investors page of our website at https://www.unitedhealthgroup.com/investors/shareholder-materials/annual-meeting.html for 14 days following the Annual Meeting.
2.
What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include:
•
election of ten directors named in this proxy statement;

•
an advisory vote to approve our executive compensation (a Say-on-Pay vote);

•
ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and

•
if properly presented, one shareholder proposal.

In addition to the business of the Annual Meeting, management of the Company will also give a business update. Management, chairs of each standing Board committee and representatives of Deloitte will be available to respond to appropriate questions from shareholders.
3.
What is a proxy?

It is your legal designation of another person to vote the stock you own in the manner you direct. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Rupert Bondy and Kuai Leong to serve as proxies for the 2024 Annual Meeting. The Board will use the proxies at the 2024 Annual Meeting of Shareholders. The proxies also may be voted at any adjournments or postponements of the meeting.
4.
What is a proxy statement?

The Company’s Board is soliciting proxies for use at the 2024 Annual Meeting of Shareholders. A proxy statement is a document we give you when we are soliciting your vote pursuant to SEC regulations.
5.
What is the difference between a shareholder of record and a shareholder who holds stock in street name?

Shareholders of Record. If your shares are registered in your name with our transfer agent, EQ Shareowner Services, you are a shareholder of record with respect to those shares and the Notice of Internet Availability of Proxy Materials (Notice) or the proxy materials were sent directly to you by Broadridge Financial Solutions. A list of shareholders entitled to vote at the Annual Meeting will be available for viewing 10 days prior to the Annual Meeting at https://www.unitedhealthgroup.com/investors/annual-reports.html.
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Street Name Holders. If you hold your shares in an account at a bank or broker, then you are the beneficial owner of shares held in street name. The Notice or proxy materials were forwarded to you by your bank or broker, who is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank or broker on how to vote the shares held in your account or you may vote your shares electronically by participating in the Annual Meeting.
6.
How many shares must be present to hold the Annual Meeting?

In order to conduct the Annual Meeting, holders of a majority of the shares issued and outstanding and entitled to vote as of the close of business on the record date must be present in person or by proxy. This constitutes a quorum. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of quorum at the Annual Meeting. Your shares are counted as present if you participate in the virtual Annual Meeting and vote electronically, or if you vote your proxy before the Annual Meeting over the internet or by telephone or by mail. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum. If a quorum is not present, we will adjourn the Annual Meeting until a quorum is obtained.
7.
How can I access the proxy materials for the Annual Meeting?

Shareholders may access the proxy materials, which include the Notice of Annual Meeting of Shareholders, Proxy Statement (including a form of proxy card) and Annual Report for the year ended December 31, 2023 at https://www.unitedhealthgroup.com/investors/annual-reports.html. We will also provide a hard copy of any of these documents free of charge upon request to: UnitedHealth Group Incorporated, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attention: Corporate Secretary.
Instead of receiving future copies of our proxy materials by mail, you can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and will also help preserve environmental resources.
Shareholders of Record. If you vote at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time by going directly to www.unitedhealthgroup.com/investors/shareholder-materials/annual-meeting.html and following the enrollment instructions.
Street Name Holders. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.
8.
What do I need to participate in the Annual Meeting?

Shareholders as of the record date may participate in, vote and submit questions at our Annual Meeting by logging in at www.virtualshareholdermeeting.com/UNH2024. To log in, shareholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or Notice. If you experience technical difficulties during the check-in process or during the Annual Meeting, please call the technical support number posted on the Annual Meeting website. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.
Shareholders as of our record date who participate in our Annual Meeting at www.virtualshareholdermeeting.com/UNH2024 will have an opportunity to submit written questions live via the internet during a designated portion of the Annual Meeting. In order to do so, shareholders must have available their control number provided on their proxy card, voting instruction form or Notice.
Consistent with our past practice for in-person annual meetings, each shareholder will be limited to one question to allow us to respond to as many shareholder questions as possible during the question-and-answer portion of the meeting.
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We will address substantially similar questions, or questions that relate to the same topic, in a single response. Questions must comply with the Meeting Guidelines and Procedures which will be available at www.virtualshareholdermeeting.com/UNH2024. Questions that do not comply with the Meeting Guidelines and Procedures, are not directly related to the business of the Company and are not pertinent to the Annual Meeting matters will not be answered. We ask that all shareholders provide their name and contact details when submitting a question through the virtual meeting platform so that we may address any individual concerns or follow up matters directly.
9.
What shares are included on the Notice, proxy card or voting instruction form?

If you are a shareholder of record, you will receive only one Notice or proxy card for all the shares of common stock you hold:
•
in certificate form;

•
in book-entry form; and

•
in any Company benefit plan.

If you hold your shares in street name, you will receive one Notice or voting instruction form for each account you have with a bank or broker. If you hold shares in multiple accounts, you may need to provide voting instructions for each account.
If you hold shares in our 401(k) savings plan and do not vote your shares or specify your voting instructions on your proxy card, the administrators of the 401(k) savings plan will vote your 401(k) plan shares in the same proportion as the shares for which they have received voting instructions. To allow sufficient time for voting by the 401(k) administrators, your voting instructions must be received by 11:59 p.m. Eastern Time on May 29, 2024.
10.
What different methods can I use to vote?

By Written Proxy. All shareholders of record who received proxy materials by mail can vote by written proxy card. If you received a Notice or the proxy materials electronically, you may request a proxy card at any time by following the instructions on the Notice or on the voting website. If you are a street name holder, you will receive instructions on how you may vote from your bank or broker, unless you previously enrolled in electronic delivery.
By Telephone or Internet. All shareholders of record can vote by telephone from the United States and Canada, using the toll-free telephone number on the proxy card, or through the internet using the procedures and instructions described on the Notice or proxy card. Street name holders may vote by internet or telephone if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials. The internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to vote their shares and to confirm their instructions have been properly recorded.
Electronically at the Annual Meeting. Shareholders who participate in the Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/UNH2024 to vote during the meeting.
The Notice is not a proxy card and cannot be used to vote your shares.
11.
What is the record date and what does it mean?

The record date for the Annual Meeting is April 5, 2024. Only owners of record of shares of common stock of the Company at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting, or at any adjournments or postponements of the Annual Meeting. On April 5, 2024, there were 920,079,867 shares of common stock issued, outstanding and entitled to vote. Each owner of record on the record date is entitled to one vote for each share of common stock held.
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The record date was established by our Board as required by the Delaware General Corporation Law. Owners of record of common stock at the close of business on the record date are entitled to:
•
receive notice of the Annual Meeting; and

•
vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

12.
If I submit a proxy, may I later revoke it and/or change my vote?

Shareholders of record may revoke a proxy and/or change their vote prior to the completion of voting at the Annual Meeting by:
•
signing another proxy card with a later date and delivering it to an officer of the Company before the Annual Meeting;

•
voting again over the internet or by telephone prior to 11:59 p.m., Eastern Time, on May 31, 2024;

•
voting electronically at the Annual Meeting; or

•
notifying the Corporate Secretary in writing before the Annual Meeting.

Street name holders may revoke a proxy and/or change their vote prior to the completion of voting at the Annual Meeting by:
•
submitting new voting instructions in the manner provided by your bank or broker; or

•
voting electronically at the Annual Meeting.

13.
Are votes confidential? Who counts the votes?

We hold the votes of all shareholders in confidence from directors, officers and employees except:
•
as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

•
in the case of a contested proxy solicitation;

•
if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

•
to allow the independent inspectors of the election to certify the results of the vote.

We have retained Broadridge Financial Solutions to tabulate the votes. We have retained CT Hagberg LLC to act as independent inspector of the election.
14.
How may I confirm my vote was counted?

We are offering our shareholders the opportunity to confirm their votes were cast in accordance with their instructions. Vote confirmation is consistent with our commitment to sound corporate governance standards and an important means to increase transparency. Beginning May 20, 2024 and for up to two months after the Annual Meeting, you may confirm your vote beginning 24 hours after your vote is received, whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto www.proxyvote.com using your control number (located on your Notice or proxy card) and receive confirmation on how your vote was cast. If you hold your shares through a bank or brokerage account, the ability to confirm your vote may be affected by the rules of your bank or broker and the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.
15.
What are my choices when voting for director nominees and what vote is needed to elect directors?

In the vote on the election of director nominees, shareholders may:
•
vote in favor of a nominee;

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•
vote against a nominee; or

•
abstain from voting with respect to a nominee.

A director nominee will be elected if the number of votes cast for the nominee exceeds the number of votes cast against the nominee. Our Principles of Governance require our directors to tender an irrevocable offer to resign, which becomes effective if he or she fails to receive a majority of the votes cast for such director’s election at the annual meeting and our Board accepts his or her resignation. In the event a director receives a majority against vote, and prior to any such action by the Board, the Governance Committee will consider the tendered resignation offer and recommend to the Board whether or not to accept it. Absent a compelling reason not to accept the resignation offer, as determined by the Board in its discretion, the Governance Committee will recommend, and the Board will accept the resignation. The Board will act on the Governance Committee’s recommendation within 90 days following certification of the shareholder vote. The text of this policy appears in our Principles of Governance, which is available on our website at https://www.unitedhealthgroup.com/people-and-businesses/standards.html.
16.
What are my choices when voting on each of the other proposals considered at the Annual Meeting?

For each of the other proposals shareholders may:
•
vote for the proposal;

•
vote against the proposal; or

•
abstain from voting on the proposal.

17.
What vote is needed to approve each of the other proposals?

The proposal to ratify the appointment of Deloitte as our independent registered public accounting firm and the shareholder proposal must be approved by a majority of the voting power of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting in order to pass. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of quorum at the meeting. For the advisory vote to approve our executive compensation, there is no minimum approval necessary since it is an advisory vote; however, the Board will consider the results of the advisory vote when considering future decisions related to such proposal.
18.
What is the Board’s recommendation with regard to each proposal?

The Board makes the following recommendation with regard to each proposal:
•
Recommends a vote FOR each of the director nominees named in this proxy statement.

•
Recommends a vote FOR advisory approval of the Company’s executive compensation.

•
Recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

•
Recommends a vote AGAINST the shareholder proposal requiring a political contributions congruency report.

19.
What if I do not specify a choice for a matter when returning a proxy?

Shareholders should specify their choice for each matter in the manner described in the Notice or on their proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:
•
FOR the election of all director nominees;

•
FOR the advisory approval of our executive compensation;

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•
FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm; and

•
AGAINST the shareholder proposal requiring a political contributions congruency report.

20.
Are my shares voted if I do not submit a proxy?

If you are a shareholder of record and do not submit a proxy, you must participate in the Annual Meeting in order to vote. If you hold shares through an account with a bank or broker, your shares may be voted by the bank or broker on some matters if you do not provide voting instructions. Banks and brokers have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on routine matters only. The ratification of Deloitte as our independent registered public accounting firm is considered a routine matter. The other matters being voted on at the Annual Meeting are not considered routine and banks and brokers cannot vote shares without instruction on those matters. Shares that banks and brokers are not authorized to vote on non-routine matters are counted as broker non-votes.
21.
How are abstentions and broker non-votes counted?

Abstentions have no effect on the election of directors. Abstentions have the effect of an against vote on the advisory vote to approve our executive compensation, the ratification of the appointment of the Company’s independent registered public accounting firm and the shareholder proposal. Broker non-votes will have no effect on the vote for any matter at the meeting.
22.
Does the Company have a policy about directors’ attendance at the Annual Meeting of Shareholders?

The Company expects all directors to participate in the Annual Meeting, absent a compelling reason.
23.
What are the deadlines for submitting director nominees and other shareholder proposals for the 2025 Annual Meeting?

Shareholder Director Nominations for Inclusion in the Company’s Proxy Materials (Proxy Access). To be considered for inclusion in our proxy statement for our 2025 Annual Meeting, director nominations submitted pursuant to Section 3.04 of our Bylaws must be received at our principal executive offices at UnitedHealth Group, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attention: Corporate Secretary, no earlier than November 23, 2024 and no later than December 23, 2024, and must be submitted in accordance with Section 3.04 of our Bylaws. If we do not receive the information required by our Bylaws by the deadline described above, the director nominee will be excluded from our proxy statement for our 2025 Annual Meeting.
Other Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials (SEC Rule 14a-8). To be considered for inclusion in our proxy statement for our 2025 Annual Meeting, shareholder proposals submitted pursuant to SEC Rule 14a-8 must be received no later than December 23, 2024 and be submitted in accordance with Rule 14a-8. These shareholder proposals must be in writing and received by the deadline described above at our principal executive offices at UnitedHealth Group, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attention: Corporate Secretary. If we do not receive a shareholder proposal by the deadline described above, the proposal may be excluded from our proxy statement for our 2025 Annual Meeting.
Other Shareholder Proposals for Presentation at the 2025 Annual Meeting (Advance Notice Provision). A shareholder proposal that is not submitted for inclusion in our proxy statement for our 2025 Annual Meeting pursuant to Section 3.04 of our Bylaws or SEC Rule 14a-8 and is sought to be presented at the 2025 Annual Meeting must comply with the “advance notice” deadlines in our Bylaws. As such, these shareholder proposals must be received no earlier than February 3, 2025, and no later than March 5, 2025. These shareholder proposals must be in writing and received within the “advance notice” deadlines described above at our principal executive offices at UnitedHealth Group, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attention: Corporate Secretary. These
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shareholder proposals must be in the form provided in our Bylaws and must include the information set forth in the Bylaws. If we do not receive a shareholder proposal and the required information by the “advance notice” deadlines described above, the proposal may be excluded from consideration at the 2025 Annual Meeting. The “advance notice” requirement described above supersedes the notice period in SEC Rule 14a-4(c)(1) of the federal proxy rules regarding the discretionary proxy voting authority with respect to such shareholder business.
Shareholder Solicitation of Director Nominations. In addition to satisfying the foregoing advanced notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 7, 2025.
24.
How are proxies solicited and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We have engaged Morrow Sodali LLC to assist with the solicitation of proxies for a base fee of $20,000 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock.
Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.
25.
Where can I find more information about my voting rights as a shareholder?

The SEC has an informational website that provides shareholders with general information about how to cast their vote and why voting should be an important consideration for shareholders. You may access that information at www.investor.gov/research-before-you-invest/research/shareholder-voting or at www.investor.gov.
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Householding Notice
We have adopted “householding” procedures allowing us to deliver one Notice or single copies of proxy statements and annual reports to any household at which two or more shareholders reside who share the same last name or whom we believe to be members of the same family. Each registered shareholder living in that household will receive a separate proxy card if the householded proxy materials are received by mail.
If you participate in householding but wish to receive a separate copy of the Notice, this proxy statement or our 2023 Annual Report for the year ended December 31, 2023, please notify us at: UnitedHealth Group, 9900 Bren Road East, Minnetonka, Minnesota 55343, Attn: Corporate Secretary, telephone (877) 536-3550. Upon written or oral request, we will deliver promptly, to any shareholder that elects not to participate in householding, a separate copy of the Notice of Internet Availability and, if a shareholder requests printed versions by mail, this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2023. You may opt-in or opt-out of householding at any time by contacting our transfer agent, EQ Shareowner Services, at P.O. Box 64854, St. Paul, Minnesota 55164-0854, telephone (800) 468-9716. Your householding election will apply to all materials mailed more than 30 days after your request is received.
Your participation in the householding program is encouraged. As an alternative to householding, you may choose to receive documents electronically. Instructions for electing electronic delivery are described in Question 7 of the “Questions and Answers About the Annual Meeting and Voting” section of this proxy statement.
We have been notified that some banks and brokers will household proxy materials. If your shares are held in street name by a bank or broker, you may request information about householding from your bank or broker.
Other Matters at Meeting
In accordance with the requirements of advance notice described in our Bylaws, no shareholder nominations or shareholder proposals other than those included in this proxy statement will be presented at the 2024 Annual Meeting. We know of no other matters that may come before the Annual Meeting. However, if any matters calling for a vote of the shareholders, other than those referred to in this proxy statement, should properly come before the meeting, the persons named as proxies will vote on such matters according to their individual judgment.
2024 Proxy Statement | Householding Notice | Other Matters at Meeting	81

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Other Information

Security Ownership of Certain Beneficial Owners and Management
The following table provides information about shareholders known to us to beneficially own more than 5% of the outstanding shares of our common stock, based solely on the information filed by such shareholders in 2023 for the year ended December 31, 2023 on Schedule 13G under the Exchange Act.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
The Vanguard Group(1) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	83,846,150	9.07
BlackRock, Inc.(2) 50 Hudson Yards New York, New York 10001	72,595,811	7.80

(1)
This information, including percent of class, is based on the Schedule 13G/A filed with the SEC by The Vanguard Group on February 13, 2024. The Vanguard Group reported having shared voting power over 1,222,040 shares, sole dispositive power over 79,872,598 shares and shared dispositive power over 3,973,552 shares.

(2)
This information, including percent of class, is based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 6, 2024. BlackRock, Inc. reported having sole voting power over 66,008,588 shares and sole dispositive power over 72,595,811 shares.

2024 Proxy Statement | Security Ownership of Certain Beneficial Owners and Management	82

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The following table provides information about the beneficial ownership of our common stock as of April 5, 2024, by each director and nominee for director, each current named executive officer, and by all of our current directors, executive officers and director nominees as a group. As of April 5, 2024, there were 920,079,867 shares of our common stock issued, outstanding and entitled to vote.
Name of Beneficial Owner or Identity of Group	Ownership of Common Stock	Number of Shares Deemed Beneficially Owned as a Result of Equity Awards Exercisable or Vesting Within 60 Days of April 5, 2024	Total(1)	Percent of Common Stock Outstanding (%)
Charles Baker	290(2)	—	290	*
Timothy Flynn	11,763(2)(3)	—	11,763	*
Paul Garcia	4,053(2)(4)	—	4,053	*
Kristen Gil	1,036(2)(5)	—	1,036	*
Stephen Hemsley	1,182,182(2)(6)(7)	332,148	1,514,330	*
Michele Hooper	39,013(2)	—	39,013	*
F. William McNabb III	12,812(2)	—	12,812	*
Valerie Montgomery Rice, M.D.	5,449(2)	—	5,449	*
John Noseworthy, M.D.	4,957(2)	—	4,957	*
Andrew Witty	96,919(2)	195,969	292,888	*
John Rex	172,770(8)	316,927	489,697	*
Dirk McMahon	97,547(9)	262,521	360,068	*
Brian Thompson	32,852	30,335	63,187	*
Rupert Bondy	9,607	4,285	13,892	*
All current directors, executive officers and director nominees as a group (17 individuals)	1,730,007(10)	1,337,331	3,067,338	0.33%

*
Less than 1%.

(1)
Unless otherwise noted, each person and group identified possesses sole voting and dispositive power with respect to the shares shown opposite such person’s or group’s name. Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days of April 5, 2024, are treated as outstanding only when determining the amount and percent owned by such individual or group.

(2)
Includes the following number of vested DSUs which are considered owned under the Company’s stock ownership guidelines for directors: Charlie — 290, Tim — 8,263; Paul — 1,059; Kristen — 613; Steve — 6,355; Michele — 35,643; Bill — 6,382; Valerie — 5,049 and John — 4,957.

(3)
Includes 2,000 shares held indirectly in a trust.

(4)
Includes 2,276 shares held indirectly in trusts.

(5)
Includes 110 shares held indirectly in a trust.

(6)
Includes 173,500 shares held indirectly in charitable foundations and 372,216 shares held indirectly in trusts.

(7)
Includes 338.476 shares held in trust pursuant to our 401(k) plan. Pursuant to the terms of the 401(k) plan, a participant has sole voting power over their shares; however, the plan trustee votes all unvoted shares in the same proportions as the actual proxy votes submitted by plan participants.

(8)
Includes 6,791 shares held indirectly in a trust.

(9)
Includes 3,500 shares held indirectly by a spouse and 23,500 shares held indirectly in a trust.

(10)
Includes the indirect holdings included in footnotes 3, 4, 5, 6, 7, 8 and 9.

2024 Proxy Statement | Security Ownership of Certain Beneficial Owners and Management	83

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Certain Relationships and Transactions
Approval or Ratification of Related-Person Transactions
The Board has adopted a written Related-Person Transactions Approval Policy, which is administered by the Governance Committee. A copy of the policy is available on our website at https://www.unitedhealthgroup.com/people-and-businesses/standards.html. Under the policy, related-person transactions are prohibited unless approved by the Governance Committee. In general, a related-person transaction is any transaction or series of transactions (or amendments thereto) meeting one of the following categories:
•
Transactions exceeding $1.00 in which both a director (or their immediate family member) and an executive officer participate; or

•
Transactions exceeding $120,000 in which a director, executive officer or 5% shareholder (or their immediate family member), and the Company or its subsidiaries participate; or

•
Transactions exceeding $1.00 in which a director actively participates in their capacity as an executive officer of another entity.

Related-person transactions under the policy do not include:
•
Indemnification and advancement of expenses made pursuant to the Company’s Certificate of Incorporation or Bylaws or pursuant to any agreement or instrument.

•
Interests arising solely from the ownership of a class of the Company’s equity securities, if all holders of that class of equity securities receive the same benefit on a pro rata basis.

•
Any transactions with another corporation or organization with respect to which a related person’s only relationship is as a director or trustee.

•
Any transaction that involves the providing of compensation to a director or executive officer in connection with his or her duties to the Company or any of its subsidiaries, including the reimbursement of business expenses incurred in the ordinary course.

Under the policy, the Company determines whether a transaction falls under the definition of a related-person transaction requiring review by the Governance Committee. In determining whether to approve a related-person transaction, the Governance Committee will consider, among other things, whether the terms of the related-person transaction are fair to the Company and on terms at least as favorable as would apply if the other party was not an affiliate; the business reasons for the transaction; whether the transaction could impair the independence of a director under the Company’s Standards for Director Independence; and whether the transaction would present an improper conflict of interest for any director or executive officer of the Company. Any member of the Governance Committee who has an interest in the transaction under discussion will abstain from voting on the approval of the related-person transaction, but may, if so requested by the Chair of the Governance Committee, participate in some or all of the Governance Committee’s discussions of the related-person transaction. Any related-person transaction that is not approved will be voided, terminated or amended, or other actions will be taken in each case as determined by the Governance Committee so as to avoid or otherwise address any resulting conflict of interest.
As required under SEC rules, transactions in which the Company was or is to be a participant since the beginning of the Company’s last fiscal year and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest, are disclosed below.
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Related-Person Transactions
Employment of Family Members of Directors and Executive Officers
Andrew Witty’s daughter, Sarah Witty, Erin McSweeney’s stepdaughter, Calli Pappas, and Tim Flynn’s son, Tyler Flynn, were each employed by the Company during 2023. Erin McSweeney’s brother, David McSweeney, was employed by RVO Health, a joint venture in which the Company owns a 50% interest, during 2023. The compensation paid to Sarah, Calli and Tyler is consistent with the Company’s overall compensation principles based on the employees’ years of experience, performance and positions within the Company. The compensation paid to David is consistent with RVO Health’s overall compensation principles based on the employee’s years of experience, performance and position within the company.
Transactions with 5% Shareholders
BlackRock beneficially owned approximately 7.80% of our common stock as of December 31, 2023. The Company paid BlackRock $6.6 million for investment management fees and $146,254 for medical/pharmacy rebates in 2023. BlackRock maintains a self-funded health insurance plan through the Company and paid the Company $3.8 million for administrative services in 2023.
The Vanguard Group beneficially owned approximately 9.07% of our common stock as of December 31, 2023. The Company and its employees paid Vanguard approximately $6.1 million for benefits program management fees in 2023.
2024 Proxy Statement | Certain Relationships and Transactions	85

Appendix A — Reconciliation of Non-GAAP Financial Measure
UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(in millions, except per share data)
(unaudited)
ADJUSTED NET EARNINGS PER SHARE(a)
	Year Ended December 31, 2023 ($)	Year Ended December 31, 2022 ($)
GAAP net earnings attributable to UnitedHealth Group common shareholders	22,381	20,120
Intangible amortization	1,578	1,292
Tax effect of intangible amortization	(392)	(331)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	23,567	21,081
GAAP diluted earnings per share	23.86	21.18
Intangible amortization per share	1.68	1.36
Tax effect per share of intangible amortization	(0.42)	(0.35)
Adjusted diluted earnings per share	25.12	22.19

(a)
Adjusted net earnings per share is a non-GAAP financial measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company’s underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. As amortization fluctuates based on the size and timing of the Company’s acquisition activity, management believes this exclusion provides a more useful comparison of the Company’s underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.
2024 Proxy Statement | Appendix A — Reconciliation of Non-GAAP Financial Measure	86

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2.
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3.
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UNITEDHEALTH GROUP

UNITEDHEALTH GROUP INCORPORATED
9900 BREN ROAD EAST
MINNETONKA, MN 55343

SCAN TO
VIEW MATERIALS & VOTE

DETACH AND RETURN THIS PORTION ONLY

UNITEDHEALTH GROUP INCORPORATED

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Charles Baker	☐	☐	☐
1b. Timothy Flynn	☐	☐	☐
1c. Paul Garcia	☐	☐	☐
1d. Kristen Gil	☐	☐	☐
1e. Stephen Hemsley	☐	☐	☐
1f. Michele Hooper	☐	☐	☐
1g. F. William McNabb III	☐	☐	☐
1h. Valerie Montgomery Rice, M.D.	☐	☐	☐
1i. John Noseworthy, M.D.	☐	☐	☐
1j. Andrew Witty	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

UNITEDHEALTH GROUP INCORPORATED 9900 BREN ROAD EASTMINNETONKA, MN 55343 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 2, 2024, or May 29, 2024 for shares held in the UnitedHealth Group 401(k) Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/UNH2024You may participate in the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 2, 2024, or May 29, 2024 for shares held in the UnitedHealth Group 401(k) Savings Plan. Have your proxy card in hand when you call and follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or send it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by June 2, 2024.VOTE CONFIRMATIONYou may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meeting on June 3, 2024 via the ProxyVote Confirmation link at www.proxyvote.com by using the information printedin the box marked by the arrow XXXX XXXX XXXX XXXX . Vote Confirmation is available 24 hours after your vote is received beginning May 20, 2024, with the final vote tabulation remaining available through August 3, 2024. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V45436-P05704 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 1a.1b.Charles BakerTimothy Flynn!!!!!!2.Advisory approval of the Company’s executive compensation.3.Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company!!!!!!for the year ending December 31, 2024.1c.Paul Garcia!!!The Board of Directors recommends you vote AGAINST Proposal 4.ForAgainstAbstain1d.Kristen Gil!!!4. If properly presented at the 2024 Annual Meeting of Shareholders, the shareholder proposal requiring a political contributions congruency report.!!!1e.Stephen Hemsley!!!1f.Michele Hooper!!!1g.F. William McNabb III!!!1h.Valerie Montgomery Rice, M.D.!!!1i.John Noseworthy, M.D.!!!Please indicate if you plan to participate in this meeting.!!1j.Andrew Witty!!!YesNo

2024 Annual Meeting of Shareholders Monday, June 3, 202411:00 a.m. Eastern Time Meeting Live Via The Internetwww.virtualshareholdermeeting.com/UNH2024UnitedHealth Group will be hosting the 2024 Annual Meeting (the "Annual Meeting") live via the Internet this year. To participate in the Annual Meeting live, please visit www.virtualshareholdermeeting.com/UNH2024 and have the information printed in the box marked by the arrow  XXXX XXXX XXXX XXXX on the following page available to access the Annual Meeting.You may vote your proxy at any time over the Internet at www.proxyvote.com or by telephone at 1-800-690-6903. Please see the reverse side of this proxy card for complete instructions on how to vote your proxy.Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com or www.unitedhealthgroup.com/investors/annual-reports.html Instructions on how to participate in the Annual Meeting are available at www.unitedhealthgroup.com/investors/shareholder-materials/annual-meeting.htmlV45437-P05704UNITEDHEALTH GROUP INCORPORATEDAnnual Meeting of Shareholders June 3, 2024 11:00 a.m. Eastern TimeThis proxy is solicited by the Board of DirectorsBy signing the proxy, you revoke all prior proxies and appoint each of Rupert M. Bondy and Kuai H. Leong each individually, and with full power of substitution, to vote all shares you are entitled to vote on the matters shown on the reverse side and any other matters which may properly come before the 2024 Annual Meeting of Shareholders and all adjournments or postponements thereof. These shares of stock will be voted as you specify on the reverse side. If no choice is specified, this proxy will be voted FOR all of the nominees for director in Proposal 1, FOR Proposal 2, FOR Proposal 3 and AGAINST Proposal 4 and in the discretion of the named proxies on all other matters that may properly come before the meeting.If you are a current or former employee of UnitedHealth Group and own shares of common stock through the UnitedHealth Group 401(k) Savings Plan, your completion and execution of this proxy card or your submission of an Internet or telephone vote will provide voting instructions to the trustee of the plan. If no direction is made, if your proxy card is not signed, or if your vote by proxy card, Internet or telephone is not received by 11:59 p.m. Eastern Time on May 29, 2024, the plan shares credited to this 401(k) account will be voted by the plan trustee in the same proportions as the proxy votes which were timely and properly submitted by other plan participants.Continued and to be signed on reverse side